UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Popular, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2012

P o p u l a r,   I n c .   P r o x y   S t a t e m e n t

Event Date: April 27, 2012

Official notification of matters to be brought

to vote at the Annual Meeting of Stockholders

Popular, Inc.

209 Muñoz Rivera Avenue

San Juan, Puerto Rico 00918

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 27, 2012

To the Stockholders of Popular, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Popular, Inc. (the “Corporation”) for 2012 will be held at 9:00 a.m., local time, on April 27, 2012, on the third floor of the Centro Europa Building, 1492 Ponce de León Avenue, San Juan, Puerto Rico, to consider and act upon the following matters:

(1)  To elect three directors assigned to “Class 1” of the Board of Directors of the Corporation for a three-year term and one director assigned to “Class 2” for a one-year term;

(2)  To authorize and approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock, par value $0.01 per share (“Common Stock”), of 1-for-10, together with a corresponding reduction in the number of authorized shares of our Common Stock;

(3)  To approve an advisory vote of the Corporation’s executive compensation program;

(4)  To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation for 2012;

(5)  To approve the adjournment or postponement of the Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Meeting to approve the proposal set forth in Item 2; and

(6)  To consider such other business as may be properly brought before the Meeting or any adjournments thereof. At present, management knows of no other business to be brought before the Meeting.

Only stockholders of record at the close of business on February 27, 2012 are entitled to notice of and to vote at the Meeting.

This year we are using the Internet as our primary means of furnishing proxy materials to most of our stockholders, in accordance with the U.S. Securities and Exchange Commission rules. Rather than sending stockholders a paper copy of our proxy materials, we are sending them a Notice of Internet Availability of Proxy Materials that contains instructions for accessing the materials and voting via the Internet. We believe this method of distribution will make the proxy distribution process more efficient, less costly and will reduce our impact on the environment. This Proxy Statement and our 2011 Annual Report are available at: www.popular.com and www.proxyvote.com. Stockholders may request a copy of the proxy materials in printed form by following the procedures set forth in the Notice of Internet Availability of Proxy Materials.

We encourage you to attend the Meeting, but even if you cannot attend, it is important that your shares are represented and voted. Whether or not you plan to attend, please vote as soon as possible so that the Corporation may be assured of the presence of a quorum at the Meeting. You may vote via the Internet, by telephone or, if you received a paper proxy card in the mail, by mailing the completed proxy card. The instructions on the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services.

In San Juan, Puerto Rico, on March     , 2012.

By Order of the Board of Directors,

SAMUEL T. CÉSPEDES

Secretary

POPULAR, INC. 2012 PROXY STATEMENT

Proxy Statement for the Annual Meeting of Stockholders to be Held on April 27, 2012	1
About the Meeting	1
Principal Stockholders	4
Shares Beneficially Owned by Directors and Executive Officers of the Corporation	5
Section 16(A) Beneficial Ownership Reporting Compliance	6
Proposal 1: Election of Directors	7
Nominees for Election as Directors and Other Directors	8
Membership in Board Committees	12
Compensation of Directors	12
2011 Non-Employee Director Summary Compensation Table	13
Corporate Governance	14
Board of Directors Independence	14
Board Leadership Structure and Risk Oversight	14
Stockholder Communication with the Board of Directors	15
Standing Committees	16
Nomination of Directors	17
Code of Ethics	18
Executive Officers	19
Family Relationships	21
Other Relationships, Transactions and Events	21
Proposal 2: Amendment to Our Restated Certificate of Incorporation to Effect a Reverse Stock Split of our Outstanding Common Stock of 1-for-10, together with a Corresponding Reduction in the Number of Authorized Shares of our Common Stock	23
Proposal 3: Advisory Vote to Approve the Corporation’s Executive Compensation Program	28
Proposal 4:Ratification of Selection of Independent Registered Public Accounting Firm	28
Disclosure of Auditors’ Fees	29
Audit Committee Report	30
Proposal 5: Adjournment or Postponement of the Meeting	30
Executive Compensation Program	31
Report of the Compensation Committee	31
Compensation Discussion and Analysis	32
Summary Compensation Table	42
Grants of Plan-Based Awards	43
Outstanding Equity Awards at Fiscal Year End	44
Option Exercises and Stock Vested Table for 2011	44
Post-Termination Compensation	44
Proposals of Stockholders to be Presented at the 2013 Annual Meeting of Stockholders	49

POPULAR, INC. 2012 PROXY STATEMENT

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Popular, Inc. (the “Corporation”) for use at the Annual Meeting of Stockholders of the Corporation (the “Meeting”) to be held on April 27, 2012, beginning at 9:00 a.m., local time, on the third floor of the Centro Europa Building, 1492 Ponce de León Avenue, San Juan, Puerto Rico, and at any postponements or adjournments thereof.

This year we are using the Internet as our primary means of furnishing our proxy materials to most of our stockholders. Rather than sending those stockholders a paper copy of our proxy materials, we are sending them a Notice of Internet Availability of Proxy Materials that contains instructions for accessing the materials and voting via the Internet and by phone. The notice also contains information on how to request a paper copy of the proxy materials by mail. We believe this method of distribution will make the proxy distribution process more efficient, less costly and will reduce our impact on the environment.

The Notice of Internet Availability of Proxy Materials, as well as any Proxy Statement and proxy card were first sent to stockholders on or about March     , 2012.

ABOUT THE MEETING

What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Meeting, the voting process, the Board of Directors of the Corporation (the “Board”), Board committees, the compensation of directors and executive officers and other required information.

What is the purpose of the Meeting?

At the Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Meeting, including:

•	the election of four directors;

•

the authorization and approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock, par value $0.01 per share (“Common Stock”), of 1-for-10, together with a corresponding reduction in the number of authorized shares of our Common Stock;

•	the approval of an advisory vote of the Corporation’s executive compensation program;

•	the ratification of the Corporation’s independent registered public accounting firm for 2012; and

•	the adjournment or postponement of the Meeting, if necessary or appropriate, to solicit additional proxies.

In addition, management will report on the affairs of the Corporation.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of the proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Corporation has elected to provide access to its proxy materials over the Internet. Accordingly, the Corporation is sending a Notice of Internet Availability of Proxy Materials to most of our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a paper copy of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability of Proxy Materials. The Corporation encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the costs and environmental impact of the Meeting.

Why didn’t I receive a notice in the mail regarding Internet availability of proxy materials?

We are providing some of our stockholders, including stockholders who have previously asked to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice of Internet Availability of Proxy Materials. In addition, we are providing Notice of Availability of the Proxy Materials by e-mail to some stockholders, including those

1  POPULAR, INC. 2012 PROXY STATEMENT

stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

What is included in the proxy materials?

The proxy materials include this Proxy Statement and the Corporation’s Annual Report on Form 10-K with the audited financial statements for the year ended December 31, 2011, duly certified by PricewaterhouseCoopers LLP, as independent registered public accounting firm. The proxy materials also include the Notice of Annual Meeting of Stockholders. If you receive or request that paper copies of these materials be sent to you by mail, these materials will also include the proxy card.

How many votes do I have?

You will have one vote for every share of the Corporation’s Common Stock you owned as of the close of business on February 27, 2012, the record date for the Meeting (the “Record Date”).

How many votes can all stockholders cast?

Stockholders may cast one vote for each of the Corporation’s              shares of Common Stock that were outstanding on the Record Date. The shares covered by any proxy that is properly executed and received before 11:59 p.m., Eastern Time, the day before the Meeting will be voted. Shares voted in person may be voted until 9:00 a.m., local time, on the day of the Meeting. Shares held under the Popular, Inc. Puerto Rico Savings and Investment Plan and the Popular, Inc. USA 401(k) Savings and Investment Plan may be voted by proxy properly executed and received before 11:59 p.m., Eastern Time, on April 24, 2012.

How many votes must be present to hold the Meeting?

A majority of the votes that can be cast must be present either in person or by proxy to hold the Meeting. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of determining whether the majority of the votes that can be cast are present. A broker non-vote occurs when a broker or other nominee does not have discretionary authority to vote on a particular matter. Votes cast by proxy or in person at the Meeting will be counted by Broadridge Financial Solutions, Inc., an independent third party. We urge you to vote by proxy even if you plan to attend the Meeting, so that we know as soon as possible that enough votes will be present for us to hold the Meeting.

What vote is required and how are abstentions and broker non-votes treated?

To be elected, directors must receive a majority of the votes cast (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). For additional information relating to the election of directors, see “Proposal 1: Election of Directors.” Broker non-votes and abstentions will not be counted as either a vote cast for or a vote cast against the nominee and, therefore, will have no effect on the results for the election of directors.

The affirmative vote of the holders of two-thirds of the outstanding Common Stock is required for the approval of the amendment to the Restated Certificate of Incorporation to effect the reverse stock split and the reduction in the number of authorized shares of Common Stock. Abstentions and broker non-votes will not be voted for this proposal, therefore, they will have the same legal effect as votes cast against the proposed amendment. Additionally, the failure to vote will have the same effect as a negative vote.

For the advisory vote related to executive compensation, the ratification of the independent registered public accounting firm, the proposal to approve the adjournment or postponement of the Meeting, and any other item voted upon at the Meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on such item will be required for approval. Abstentions will have the same effect as a negative vote and broker non-votes will not be counted in determining the number of shares necessary for approval.

Can I vote if I participate in one of the Corporation’s employee stock plans?

Yes. Your vote will serve to instruct the trustees or independent fiduciaries how to vote your shares in the Popular, Inc. Puerto Rico Savings and Investment Plan and the Popular, Inc. USA 401(k) Savings and Investment Plan.

2  POPULAR, INC. 2012 PROXY STATEMENT

How does the Board recommend that I vote?

The Board recommends that you vote as follows:

•	“FOR” each nominee to the Board;

•

“FOR” the amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock of 1-for-10, together with a corresponding reduction in the number of authorized shares of Common Stock;

•	“FOR” the advisory vote related to executive compensation;

•	“FOR” the ratification of the Corporation’s independent registered public accounting firm for the year 2012; and

•	“FOR” the adjournment or postponement of the Meeting, if necessary or appropriate, to solicit additional proxies.

How do I vote?

You can vote either in person at the Meeting or by proxy.

To vote by proxy, you must either

•	vote over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card;

•	vote by telephone by calling the toll-free number found on the Notice of Internet Availability of Proxy Materials or proxy card; or

•

vote by mail if you receive or request paper copies of the proxy materials, by filling out the proxy card and sending it back in the envelope provided. To avoid delays in ballot taking and counting, and in order to ensure that your proxy is voted in accordance with your wishes, compliance with the following instructions is respectfully requested: when signing a proxy as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor, please give full title. If shares are registered in the name of more than one record holder, all record holders must sign.

If you want to vote in person at the Meeting, and you hold your Common Stock through a securities broker or nominee (i.e., in street name), you must obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

Who will bear the cost of soliciting proxies for the Meeting?

The cost of soliciting proxies for the Meeting will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited personally, by telephone or otherwise. The Board has engaged the firm of Georgeson Inc. to aid in the solicitation of proxies. The cost is estimated at $8,000, plus reimbursement of reasonable out-of-pocket expenses. Directors, officers and employees of the Corporation may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at the expense of the Corporation by brokers, nominees, custodians and other similar parties.

Can I change my vote?

Yes, you may change your vote at any time before the Meeting. To do so, you may cast a new vote by telephone or over the Internet, send in a new proxy card with a later date, or send a written notice of revocation to the President or Secretary of Popular, Inc. (751), P.O. Box 362708, San Juan, Puerto Rico 00936-2708, delivered before the proxy is exercised. If you attend the Meeting and want to vote in person, you may request that your previously submitted proxy not be used.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple Notices of Internet Availability of Proxy Materials or multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive separate Notices of Internet Availability or proxy cards for each brokerage account in which you hold shares. You should exercise your vote in connection with each set of voting materials as they represent different shares.

3  POPULAR, INC. 2012 PROXY STATEMENT

Could other matters be decided at the Meeting?

The Board does not intend to present any matters at the Meeting other than those described in the Notice of Meeting. The Board at this time knows of no other matters which may come before the Meeting and the Chairman of the Meeting will declare out of order and disregard any matter not properly presented. However, if any new matter requiring the vote of the stockholders is properly presented before the Meeting, proxies may be voted with respect thereto in accordance with the best judgment of proxy holders, under the discretionary power granted by stockholders to their proxies in connection with general matters.

What happens if the Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Electronic Delivery of Annual Meeting Materials

You will help the Corporation protect the environment and save postage and printing expenses in future years by consenting to receive the annual report and proxy materials via the Internet. You may sign up for this service after voting on the Internet at www.proxyvote.com. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials electronically will remain in effect until you terminate it.

* * *

PRINCIPAL STOCKHOLDERS

The following table presents certain information with respect to any person, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), who is known by the Corporation to beneficially own more than five percent (5%) of the outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Valinor Management, LLC (2) 510 Madison Avenue, 25th Floor New York, NY 10022	80,077,203	7.81%
Paulson & Co. Inc. (3) 1251 Avenue of the Americas New York, NY 10020	65,770,600	6.42%

(1) For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the 1934 Act.

(2) Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2012 by Valinor Management, LLC (“Valinor”) reflecting its Common Stock holdings as of January 31, 2012. According to this statement, Valinor beneficially owns 80,077,203 shares of Common Stock.

(3) Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2012 by Paulson & Co. Inc. (“Paulson”) reflecting its Common Stock holdings as of December 31, 2011. According to this statement, Paulson in its capacity as investment advisor, has sole power to vote or direct the vote and to dispose or direct the disposition of 65,770,600 shares of Common Stock owned by Paulson’s advisory clients. Paulson disclaims beneficial ownership of such shares.

4  POPULAR, INC. 2012 PROXY STATEMENT

SHARES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS OF THE CORPORATION

The following table sets forth the beneficial ownership of the Corporation’s Common Stock and preferred stock as of February 1, 2012, for each director and nominee for director and each Named Executive Officer, defined as the executive officers included in the Summary Compensation Table included in the “Compensation Discussion and Analysis” section of this Proxy Statement, and by all directors, executive officers, the Corporate Secretary and the Principal Accounting Officer as a group.

Common Stock

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Alejandro M. Ballester	165,378	(3)	*
Richard L. Carrión	4,129,279	(4)	*
María Luisa Ferré	6,644,126	(5)	*
David Goel	14,661,767	(6)	1.43%
C. Kim Goodwin	134,049		*
Manuel Morales Jr.	566,727	(7)	*
William J. Teuber Jr.	163,618		*
Carlos A. Unanue	1,002,050	(8)	*
José R. Vizcarrondo	898,690	(9)	*
Ignacio Alvarez	232,739	(10)	*
Amílcar Jordán (Former Executive Officer)	118,519	(11)	*
Jorge A. Junquera	971,539		*
Eli Sepúlveda	130,280		*
Carlos J. Vázquez	717,690	(12)	*
All directors, executive officers, the Corporate Secretary and the Principal Accounting Officer as a group (22 persons as a group)	31,640,515		3.01%

Preferred Stock

Name	Title of Security	Amount and Nature of Beneficial Ownership(1)		Percent Of Class(2)
María Luisa Ferré	8.25% Preferred Stock	4,175	(13)	*
All directors, executive officers, the Corporate Secretary and the Principal Accounting Officer as a group (22 persons as a group)	8.25% Preferred Stock	4,175		*

(1) For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the 1934 Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Therefore, it includes the number of shares of Common Stock that could be purchased by exercising stock options that were exercisable as of February 1, 2012 or within 60 days after that date, as follows: Ms. Ferré, 16,122; Mr. Morales, 16,122; Mr. Vizcarrondo, 1,274; Mr. Junquera, 181,374; Mr. Jordán, 38,816; Mr. Sepúlveda, 29,997; and Mr. Vázquez, 221,762, which represent 701,026 shares for all directors, executive officers, the Corporate Secretary and the Principal Accounting Officer as a group. Also, it includes shares granted under the Popular, Inc. 2004 Omnibus Incentive Plan and the Senior Executive Long-Term

5  POPULAR, INC. 2012 PROXY STATEMENT

Incentive Plan, subject to transferability restrictions and/or forfeiture upon failure to meet vesting conditions, as follows: Mr. Ballester, 74,704; Mr. Carrión, 491,136; Ms. Ferré, 115,599; Ms. Goodwin, 34,049; Mr. Morales, 150,539; Mr. Teuber, 161,337; Mr. Unanue, 71,142; Mr. Vizcarrondo, 114,710; Mr. Alvarez, 42,370; Mr. Junquera, 282,702; Mr. Sepúlveda, 58,868; and Mr. Vázquez, 195,292, which represent 2,184,965 shares for all directors, executive officers, the Corporate Secretary, and the Principal Accounting Officer as a group. As of February 1, 2012, there were 1,023,985,469 shares of Common Stock outstanding and 1,120,665 shares of 8.25% Non-Cumulative Monthly Income Preferred Stock, 2008 Series B, outstanding.

(2) “*” indicates ownership of less than 1% of the outstanding shares of Common Stock or 8.25% Non-Cumulative Monthly Income Preferred Stock, 2008 Series B, outstanding.

(3) Includes 32,037 shares owned by Mr. Ballester’s wife and children.

(4) Mr. Carrión owns 2,283,457 shares and also has indirect investment power over 225 shares owned by his youngest son and 34,077 shares owned by his wife. Mr. Carrión has 1,080,774 shares pledged as collateral. Mr. Carrión has a 17.89% ownership interest in Junior Investment Corporation, which owns 10,125,882 shares, of which 1,811,520 are included in the table as part of Mr. Carrión’s holdings. Junior Investment Corporation has 4,633,796 shares pledged as collateral.

(5) Ms. Ferré has direct or indirect investment and voting power over 6,644,126 shares. Ms. Ferré owns 122,604 shares and has indirect investment and voting power over 3,081,082 shares owned by FRG, Inc., 437,401 shares owned by The Luis A. Ferré Foundation, 2,970 shares owned by RANFE, Inc., and 2,961,647 shares owned by GFR Media LLC (formerly El Día, Inc.). All the shares owned by The Luis A. Ferré Foundation have been pledged as collateral. Ms. Ferré’s husband owns 22,300 shares.

(6) Mr. Goel is the Managing General Partner for Matrix Capital Management Company, LLC, which has sole discretionary investment and voting power over 14,661,767 shares of Common Stock.

(7) Includes 386,365 shares owned by Mr. Morales’s mother over which he has voting power as attorney-in-fact.

(8) Includes 757,312 shares held by Mr. Unanue’s mother, over which Mr. Unanue disclaims beneficial ownership. Mr. Unanue has an 8.33% interest in Island Can Corporation, of which he is General Manager, and which owns 640,000 shares, of which 53,312 are included in the table as part of Mr. Unanue’s holdings and over which he disclaims beneficial ownership.

(9) Includes 579,461 shares owned by DMI Pension Trust and 35,600 owned by Forever Dependent, LLC, where Mr. Vizcarrondo serves as trustee and member of the investment committee and over which he disclaims beneficial ownership.

(10) Includes 135,079 shares as to which Mr. Alvarez has a 50% undivided interest pending liquidation of the estate of his deceased spouse.

(11) Mr. Jordán is a former Named Executive Officer. His employment with the Corporation terminated on September 1, 2011.

(12) Includes 187,600 shares held by various family members, over which Mr. Vázquez has investment authority.

(13) Reflects shares owned by Ms. Ferré’s husband.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Corporation’s directors and executive officers to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to the Corporation or written representations that no other reports were required, the Corporation believes that, with respect to 2011, all filing requirements applicable to its officers and directors were satisfied, except for one report by Gilberto Monzón, which was filed late.

* * *

6  POPULAR, INC. 2012 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

The Certificate of Incorporation and the Amended and Restated By-laws of the Corporation establish a classified Board pursuant to which the Board is divided into three classes as nearly equal in number as possible, with each class having at least three members and with the term of office of one class expiring each year. At the Meeting, three directors assigned to “Class 1” are to be elected to serve until the 2015 annual meeting of stockholders or until their respective successors are duly elected and qualified. In addition, one director assigned to “Class 2” will be elected to serve until the 2013 annual meeting of stockholders or until his successor is duly elected and qualified. The remaining five directors of the Corporation will continue to serve as directors, as follows: until the 2013 annual meeting of stockholders of the Corporation, in the case of the directors assigned to “Class 2,” and until the 2014 annual meeting of stockholders, in the case of the directors assigned to “Class 3,” or in each case until their successors are duly elected and qualified.

The persons named as proxies have advised the Corporation that, unless otherwise instructed, they intend to vote at the Meeting the shares covered by the proxies “FOR” the election of the three nominees, and that if any one or more of such nominees should become unavailable for election they intend to vote such shares “FOR” the election of such substitute nominees as the Board may propose. The Corporation has no knowledge that any nominee will become unavailable for election. The Board recommends a vote “FOR” each nominee to the Board.

The Corporation’s Amended and Restated By-Laws require that each director receive a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). All nominees for election at the Meeting are currently serving on the Board, except for Mr. Goel, who is being nominated for the first time. Mr. Goel will be filling the vacancy created by Mr. Masin’s resignation effective December 31, 2011. If stockholders do not elect a nominee who is serving as a director, Puerto Rico corporation law provides that the director would continue to serve on the Board as a “holdover director.” Under the Corporation’s Amended and Restated By-laws and Corporate Governance Guidelines, an incumbent director who is not elected by a majority of the votes cast must tender his or her resignation to the Board. In that situation, the Corporation’s Corporate Governance and Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision.

The Board met 12 times during 2011. All directors attended 75% or more meetings of the Board and the meetings of committees of the Board on which such directors served, except Ms. Ferré, who attended approximately 74%. While the Corporation has not adopted a formal policy with respect to directors’ attendance at the meetings of stockholders, the Corporation encourages directors to attend such meetings. All current directors attended the 2011 annual meeting of stockholders. All of the Corporation’s directors are expected to attend the Meeting.

Information relating to participation in the Corporation’s committees, principal occupation, business experience during the past five years (including positions held with the Corporation or its subsidiaries, age and the period during which each director has served in such capacity), directorships and qualifications with respect to each director is set forth below. All of the Corporation’s current directors have been directors of the following subsidiaries of the Corporation since January 2007, except for Messrs. Ballester and Unanue, who became directors of these entities in January 2010, and Ms. Goodwin, who became director of these entities in April 2011: Banco Popular de Puerto Rico (the “Bank”), Popular International Bank, Inc., Popular North America, Inc. and Banco Popular North America.

7  POPULAR, INC. 2012 PROXY STATEMENT

NOMINEES FOR ELECTION AS DIRECTORS AND OTHER DIRECTORS

Nominees for Election

Class 1 Directors

(terms expiring 2015)

NAME AND AGE	PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, DIRECTORSHIPS AND QUALIFICATIONS

Alejandro M. Ballester, age 45 Member of the Board since 2010

President of Ballester Hermanos, Inc., a major food and beverage distributor in Puerto Rico, since 2007 and Senior Vice President from 2005 to 2007. Member of the Board of Directors of Government Development Bank for Puerto Rico and two of its affiliates during 2009.

Mr. Ballester has a comprehensive understanding of Puerto Rico’s consumer products and distribution industries acquired through over 20 years of experience at Ballester Hermanos, Inc., a privately owned business dedicated to the importation and distribution of grocery products, as well as beer, liquors and wine for the retail and food service trade in Puerto Rico. As of December 31, 2011, Ballester Hermanos had approximately $98 million in assets and annual revenues of approximately $242 million. Mr. Ballester is familiar with the challenges faced by family businesses, which constitute an important market segment for the Corporation’s commercial banking units. He has proven to be a successful entrepreneur establishing the food service division of Ballester Hermanos in 1999, which today accounts for 34% of the firm’s revenues. As a director of Government Development Bank for Puerto Rico and member of its audit and investment committees, Mr. Ballester obtained experience in overseeing a variety of fiscal issues related to various government agencies, instrumentalities and municipalities. The experience, skills and understanding of the Puerto Rico economy and government financial condition acquired by Mr. Ballester have been of great value to the Board.

Richard L. Carrión, age 59 Member of the Board since 1990

Chairman of the Board since 1993. CEO of the Corporation since 1994 and President from 1991 to January 2009 and from May 2010 to present. Chairman of the Bank since 1993 and CEO since 1989. President of the Bank from 1985 to 2004 and from May 2010 to present. Chairman and CEO of Popular North America, Inc. and other direct and indirect wholly-owned subsidiaries of the Corporation. Director of the Federal Reserve Bank of New York since January 2008. Chairman of the Board of Trustees of Fundación Banco Popular, Inc. since 1982. Chairman and Director of Banco Popular Foundation, Inc. since 2005. Member of the Board of Directors of Verizon Communications, Inc. since 1995. Member of the Board of Directors of Wyeth from 2000 to 2006.

Mr. Carrión’s 36 years of banking experience, 27 at the head of the Corporation, Puerto Rico’s largest financial institution, have given him a unique level of knowledge of the Puerto Rico financial system. Mr. Carrión is a well recognized leader with a vast knowledge of the Puerto Rico economy, and is actively involved in major efforts impacting the local economy. His knowledge of the financial industry has led him to become a director of the Federal Reserve Bank of New York. He is also a Member of the Executive Board of the International Olympic Committee and Chairman of the International Olympic Committee Finance Commission.

8  POPULAR, INC. 2012 PROXY STATEMENT

NAME AND AGE	PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, DIRECTORSHIPS AND QUALIFICATIONS

Carlos A. Unanue, age 48 Member of the Board since 2010

President of Goya de Puerto Rico, Inc. since 2003 and of Goya Santo Domingo, S.A. since 1994, food processors and distributors.

Mr. Unanue has 25 years of experience at Goya Foods, Inc., a privately held family business with operations in the United States, Puerto Rico, Spain and the Dominican Republic that is dedicated to the sale, marketing and distribution of Hispanic foodstuff, as well as to the food processing and canned foodstuff manufacturing business. Through his work with Goya Foods, Mr. Unanue has developed a profound understanding of the Corporation’s two main markets, Puerto Rico and the United States. His experience in distribution, sales and marketing has provided him with the knowledge and experience to contribute to the development of the Corporation’s business strategy, while his vast experience in management at various Goya entities has allowed him to make valuable contributions to the Board in its oversight functions.

Nominee for Election Class 2 Director (term expiring 2013)

David Goel, age 42

Co-founder and Managing General Partner of Matrix Capital Management Company, LLC since 1999. Equity Analyst at Tiger Management L.L.C., a $23 billion investment fund, from 1996 to 1999. Associate at General Atlantic Partners from 1995 to 1996. Technology Financial Analyst at Morgan Stanley & Co. from 1993 to 1995. Trustee of the Museum of Fine Arts, Boston since 2010. Vice Chairman and Board Member of the Citi Performing Arts Center since 2009. Trustee of The Meadowbrook School of Weston, MA since 2009. Member of Investment Board of Philips Exeter Academy since 2003.

During his 19-year career as a fundamentals-focused value investor, Mr. Goel has developed a comprehensive understanding of corporate finance, venture capital, and public investing. Having founded Matrix Capital Management in 1999, Mr. Goel has built a 14-year investment track record. Through sound and responsible investing for the Matrix Fund, he gained valuable insight into global financial markets and corporate best practices. His experience in the investment management industry allows him insight into the needs of the financial services business, providing extensive knowledge of risk management and corporate governance to his role on our Board. Mr. Goel’s service as a fund manager, trustee, and board member of other organizations provides him with a unique expertise and global perspective to assist the Board with its oversight of the Corporation.

9  POPULAR, INC. 2012 PROXY STATEMENT

Class 2 Directors (terms expiring 2013)

NAME AND AGE	PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, DIRECTORSHIPS AND QUALIFICATIONS

Manuel Morales Jr., age 66 Member of the Board since 1990

President of Parkview Realty, Inc. since 1985, the Atrium Office Center, Inc. since 1996 and Atrium Business Center since 1995, privately held companies engaged in real estate leasing. Member of the Board of Trustees of Fundación Banco Popular, Inc. since 1981. Member of the Board of Trustees of the Caribbean Environmental Development Institute since 1994 and of Fundación Angel Ramos, Inc. since 1998.

Mr. Morales has been a director of the Bank, the Corporation’s principal banking subsidiary, since 1978 and of the Corporation since 1990, and therefore brings to the Board the benefit of the institutional knowledge and prior experiences that are relevant to the Board’s decision making processes. He has previously served as chairman of the Audit Committee of the Corporation. Throughout the years, Mr. Morales has demonstrated a firm commitment to the Corporation and has developed an intrinsic understanding of the Corporation’s core businesses, markets and areas of risks and opportunities. Mr. Morales’s experience in the management and ownership of various real estate leasing businesses in Puerto Rico with aggregate assets of approximately $9 million and average annual revenues of $5 million as of December 31, 2011, gives him an in depth understanding of the economic conditions of a business segment that is important for the Corporation’s commercial banking division in Puerto Rico. Mr. Morales has served as Director and Chairman of the Board of the Puerto Rico Chamber of Commerce, Director of the Better Business Bureau and Trustee of some of the most renowned educational, philanthropic and charitable institutions in Puerto Rico, including Fundación Banco Popular, Inc.

José R. Vizcarrondo, age 50 Member of the Board since 2004

President, CEO and partner of Desarrollos Metropolitanos, L.L.C., a privately held general construction company, since 2004. Member of the Trust Committee of the Bank since 2004. Member of the Board of Directors of the Puerto Rico Chapter of the National Association of Home Builders since 2002. Member of the Board of Directors of Hogar Cuna San Cristóbal Foundation since 2002, a non-profit foundation.

As President, CEO and partner of Desarrollos Metropolitanos, L.L.C., one of the principal companies dedicated to the development and construction of residential, commercial, industrial, and institutional projects in Puerto Rico, Mr. Vizcarrondo has developed extensive experience with respect to the business environment in Puerto Rico, particularly in the real estate and construction industries in which he has worked for the past 27 years. His knowledge of the construction industry is of benefit to the Board as it provides a better understanding of the real estate industry, which has experienced a material deterioration in recent years and represents a material risk to the Corporation. Desarrollos Metropolitanos is a privately held business with assets of approximately $33 million and annual revenues of approximately $30 million as of December 31, 2011. Mr. Vizcarrondo serves as Director of the Puerto Rico Chapter of the National Association of Home Builders, and therefore provides important experience regarding one of the key industries served by the Bank.

10  POPULAR, INC. 2012 PROXY STATEMENT

Class 3 Directors (terms expiring 2014)

NAME AND AGE	PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, DIRECTORSHIPS AND QUALIFICATIONS

María Luisa Ferré, age 48 Member of the Board since 2004

President and CEO of Grupo Ferré Rangel since 1999 and FRG, Inc. since 2001, the holding company for GFR Media, LLC (formerly El Día, Inc.) and Editorial Primera Hora, Inc., Puerto Rico newspapers. Publisher and Chairwoman of the Board of Directors of GFR Media, LLC and Editorial Primera Hora, Inc. since 2006. Member of the Board of Directors of El Nuevo Día, Inc. since 2003. President and Trustee of the Luis A. Ferré Foundation since 2003. Trustee and Vice President of the Ferré Rangel Foundation since 1999.

Ms. Ferré is the President and CEO of Grupo Ferré Rangel, a privately owned business and the largest communications and media group in Puerto Rico with consolidated assets of approximately $451 million and annual revenues of approximately $316 million as of December 31, 2011. Grupo Ferré Rangel also has a real estate division in Puerto Rico and the United States and a distribution company. She holds positions as director and officer of numerous entities related to the Grupo Ferré Rangel and is the Publisher and Chairwoman of the Board of Directors of the entity that publishes Puerto Rico’s most widely read and influential newspaper. As a result of these experiences, Ms. Ferré thoroughly understands the Corporation’s main market and has developed management and oversight skills that allow her to make significant contributions to the Board. She also provides thoughtful insight regarding the communication needs of the Corporation. She serves as director and trustee of philanthropic and charitable organizations related to fine arts and education.

C. Kim Goodwin, age 52 Member of the Board since 2011

Private investor since 2008. Managing Director and Head of Equities (Global), Asset Management Division of Credit Suisse Group, a major financial services company, from September 2006 to July 2008. Chief Investment Officer — Equities of State Street Research Management, a money management firm from September 2002 to January 2005. Former Director of CheckFree Corporation, a provider of information management and electronic commerce solutions acquired by Fiserv, Inc. in 2007. Director of Akamai Technologies, Inc., a technology and Internet corporation with more than $1.1 billion in annual revenues as of December 31, 2011, since October 2008, and prior to that from January 2004 to November 2006. Trustee Director of various equity funds within the Allianz Global Investors family of funds, since 2010.

Ms. Goodwin’s experience as a senior investment officer at several global financial services firms provides the Board with valuable insight into the perspective of institutional investors. Her analytical skills and understanding of global financial markets are also valuable assets for a financial services firm such as the Corporation. Ms. Goodwin also provides the Corporation with valuable insight in the area of the use of technology by financial firms.

11  POPULAR, INC. 2012 PROXY STATEMENT

NAME AND AGE	PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, DIRECTORSHIPS AND QUALIFICATIONS

William J. Teuber Jr., age 60 Member of the Board since 2004

Vice Chairman of EMC Corporation since 2006, Executive Vice President since 2001 and Chief Financial Officer from 1997 to 2006. Trustee of the College of the Holy Cross since September 2009.

Mr. Teuber has significant financial and financial reporting expertise, which he acquired as a Partner in Coopers & Lybrand LLP from 1988 to 1995 and then as Chief Financial Officer of EMC Corporation, a world leader in information infrastructure technology and solutions with over $20 billion in revenues during the year ended December 31, 2011. At EMC he has demonstrated vast management and leadership skills as he led EMC’s worldwide finance operation and was responsible for all of its financial reporting, balance sheet management, foreign exchange, audit, tax and investor relations function. Currently Mr. Teuber assists the Chairman, President and Chief Executive Officer of EMC in the day-to-day management of EMC, and leads EMC Customer Operations, the company’s worldwide sales and distribution organization, which allows Mr. Teuber to provide the Board with a unique global perspective.

MEMBERSHIP IN BOARD COMMITTEES

■ Member	Ù Chairman	❒ Financial Expert

	Name	Audit	Compensation	Corp. Gov. & Nominating	Risk

Class 1	Alejandro M. Ballester	■		■

Richard L. Carrión

	Carlos A. Unanue	■	■

Class 2	Manuel Morales Jr.			Ù

	José R. Vizcarrondo				■

Class 3	María Luisa Ferré		Ù	■	■

	C. Kim Goodwin	❒			Ù

	William J. Teuber Jr.	Ù❒	■		■

COMPENSATION OF DIRECTORS

Under the terms of the compensation package for non-employee directors of the Corporation in effect since July 2004, each non-employee director receives an annual retainer of $20,000, while directors that are elected as chairmen of any Board committee receive an additional $5,000 annual retainer. The retainer may be paid in either cash or restricted stock under the 2004 Omnibus Plan, at the director’s election. The directors also receive an annual grant of $35,000 payable in the form of restricted stock under the 2004 Omnibus Plan. These payments represent compensation for the twelve-month period commencing on the date of the annual meeting of stockholders.

In addition, non-employee directors receive $1,000 for each Board or committee meeting attended and the lead director receives an annual $10,000 grant, all payable in either cash or restricted stock at the director’s election. All restricted stock awards are subject to risk of forfeiture and restrictions on transferability until retirement of the director, when the awards

12  POPULAR, INC. 2012 PROXY STATEMENT

become vested. Any dividends paid on the restricted stock during the vesting period are reinvested in shares of Common Stock. During 2011, all members of the Board elected to receive the annual retainer and meeting fees in restricted stock instead of cash. Separate fees are paid for Board and committee meetings when they occur on the same day.

The Corporate Governance and Nominating Committee has primary responsibility for recommending director compensation levels, subject to approval by the full Board. The role of executive officers in this process is limited to assisting the Corporate Governance and Nominating Committee in gathering information regarding peer institutions. In December 2010, the Corporate Governance and Nominating Committee engaged Pearl Meyer & Partners, a compensation consultant, to perform an analysis of the Corporation’s outside director compensation. Compensation was compared to peer banks of 18 publicly traded companies, similar in asset size to the Corporation. The outside consultant concluded that average director compensation approximates the market median, however, because the Board meets more frequently than its peers, the overall total compensation was below market, primarily as a reflection of lower retainer and meeting fees. The Board decided that, although director compensation was below market, it was not appropriate, at the time, to revise outside director compensation in light of the current financial results of the Corporation. In January 2012, considering again the 2010 analysis, the Board decided not to revise director compensation.

The Corporation reimburses directors for travel expenses incurred in connection with attending Board, committee and stockholder meetings, participation in continuing director education programs and for other Corporation-related business expenses (including the travel expenses of spouses if they are specifically invited to attend the event for appropriate business purposes). The following table provides compensation information for the Corporation’s non-employee directors during 2011.

2011 NON-EMPLOYEE DIRECTOR SUMMARY COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alejandro M. Ballester	$70,000	$35,000	-	-	-	-	$105,000
María Luisa Ferré	59,000	35,000	-	-	-	-	94,000
C. Kim Goodwin	62,000	35,000	-	-	-	-	97,000
Michael T. Masin(c)	60,000	35,000	-	-	-	-	95,000
Manuel Morales Jr.	59,000	35,000	-	-	-	-	94,000
Frederic V. Salerno(d)	15,000	-	-	-	-	-	15,000
William J. Teuber Jr.	85,000	35,000	-	-	-	-	120,000
Carlos Unanue	62,000	35,000	-	-	-	-	97,000
José R. Vizcarrondo	60,000	35,000	-	-	-	-	95,000

(a) Represents the cash value of fees earned by non-employee directors for attending the Corporation’s Board and committee meetings, the annual retainer and a $10,000 grant in the case of the lead director. During 2011 all members of the Board elected to receive such compensation in restricted stock instead of cash.

(b) Represents the payment of an annual grant of $35,000 payable in shares of restricted stock under the 2004 Omnibus Plan.

(c) Retired as a director effective December 31, 2011.

(d) Retired as a director effective April 28, 2011.

Each non-employee director must own Common Stock with a dollar value equal to five times his or her annual retainer. Non-employee directors are required to achieve that ownership level within three years of being named or elected as a director. Each director and nominee for director is currently in compliance with his or her Common Stock ownership requirements.

* * *

13  POPULAR, INC. 2012 PROXY STATEMENT

CORPORATE GOVERNANCE

The Corporation maintains a corporate governance section on its website www.popular.com, where investors may find copies of its principal governance documents. The corporate governance section of the Corporation’s website contains, among others, the following documents:

Code of Ethics

Audit Committee Charter

Corporate Governance & Nominating Committee Charter

Corporate Governance Guidelines

Compensation Committee Charter

Excessive or Luxury Expenditures Policy

BOARD OF DIRECTORS’ INDEPENDENCE

The Corporation has a majority of independent directors. The Board has determined that the following directors have no material relationship with the Corporation and are independent under the director independence standards of The Nasdaq Stock Market (“Nasdaq”).

Alejandro M. Ballester María Luisa Ferré C. Kim Goodwin	Manuel Morales Jr. William J. Teuber Jr. Carlos A. Unanue

As part of the process to determine Ms. Ferré’s independence, the Board considered payments made by the Corporation in the ordinary course of business to various entities related to Ms. Ferré in connection with advertising activities of the Corporation. In determining Mr. Morales’s independence, the Board considered the Bank’s restructuring of a series of loan relationships with Mr. Morales and an entity controlled by him, as described under the “Other Relationships, Transactions and Events” section of this Proxy Statement.

During 2011, the independent directors met in executive or private sessions without the Corporation’s management after every regularly scheduled Board meeting.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

The Corporation does not have a policy on whether the Chairman and Chief Executive Officer (“CEO”) positions should be separate or combined. Since 1994, Mr. Carrión has served as the Corporation’s Chairman and CEO. The Board believes that this leadership structure best serves the interests of the Corporation as it allows for a clearly defined leadership role and for increased efficiency and tighter leadership coordination. It also allows the CEO to work more closely and collegially with the members of the Board to establish the direction of the Corporation. The Board continually evaluates the Corporation’s leadership structure and could in the future decide not to combine the Chairman and CEO positions if it understands that doing so would serve the best interests of the Corporation.

The Corporation’s Corporate Governance Guidelines require the designation of a lead director when the Chairman of the Board is not an independent director. The lead director is an independent director elected annually by a majority of the independent members of the Board. On February 17, 2012, Mr. Teuber was appointed to continue as lead director. The Corporate Governance Guidelines provide that the lead director will have the following responsibilities:

•	preside over all meetings of the Board at which the Chairman is not present;

•	preside over executive sessions of the independent directors;

•	act as the liaison between the independent directors and the Chairman of the Board and CEO;

•	have authority to call meetings of independent directors;

•

assist the other independent directors by ensuring that independent directors have adequate opportunities to meet in executive sessions and communicate to the CEO, as appropriate, the results of such sessions and other private discussions among outside directors;

14  POPULAR, INC. 2012 PROXY STATEMENT

•	assist the Chairman and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board;

•	serve as the contact person to facilitate communications requested by major shareholders with independent members of the Board;

•	approve, in collaboration with the CEO, meeting agendas and information sent to the Board;

•	approve, in collaboration with the CEO, meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	serve temporarily as Chairman of the Board and the Board’s spokesperson if the Chairman is unable to act;

•	interview Board candidates;

•	recommend to the Corporate Governance and Nominating Committee nominees to Board committees and sub-committees as may come to the lead director’s attention;

•	ensure the Board works as a cohesive team;

•	make such recommendations to the Board as the lead director shall deem appropriate for the retention of consultants who will report to the Board; and

•	retain consultants, with the approval of the Board, as the lead director and the Board deem appropriate.

The Board has a significant role in the risk oversight of the Corporation. The Board has a Risk Management Committee that is responsible for the review, approval and monitoring of the Corporation’s risk management policies that measure, limit and manage the Corporation’s operational and credit risks, while seeking to maintain the effectiveness and efficiency of the operating and business processes. The Committee also participates in the review and approval of the Corporation’s allowance for loan losses on a quarterly basis. In order to carry out its responsibilities, the Risk Management Committee regularly meets with management to assess the major risks of the Corporation, including credit, liquidity, market, strategic and operational risks. The Corporation’s Chief Risk Officer as well as the CEO, Chief Financial Officer and Chief Legal Officer participate in the meetings of the Risk Management Committee and inform the Committee of specific risk analyses, as well as general business risks relating to the environment in which the Corporation operates and the Corporation’s general risk profile. After each meeting, the Risk Management Committee reports to the Board in full. Whenever it is deemed appropriate, management gives presentations to the Board in full in connection with specific risk related issues such as those related to compliance.

The Audit Committee assists the Board in the oversight of accounting and financial reporting principles and policies, internal controls and procedures, and controls over financial reporting. The Audit Committee reviews reports from management, independent auditors, internal auditors, compliance, legal counsel, regulators and outside experts, as considered appropriate, that include risks the Corporation faces and the Corporation’s risk management function. Internal Audit presents to the Audit Committee for evaluation and approval its annual risk assessment, which identifies the areas to be included in the annual audit plan. In connection with the oversight of internal controls over financial reporting, management keeps the Audit Committee informed of any notable deficiencies and material weaknesses. Any significant deficiencies and material weaknesses are reported to the full Board. The Audit Committee meets periodically with management to discuss risk related matters. After each meeting, the Audit Committee reports to the Board in full.

The Corporation encourages directors to participate in continuing director education programs. To assist the Board in remaining current with its board duties, committee responsibilities and the many important developments impacting our business, the Corporation participates in the NYSE-Corporate Board Member Board Education Program. This program offers our directors access to a wide range of in-person, peer-based and webinar educational programs on corporate governance, committee duties, board leadership and industry developments.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Any stockholder who desires to contact the Board or any of its members may do so by writing to: Popular, Inc., Board of Directors (751), P.O. Box 362708, San Juan, PR 00936-2708. Alternatively, a stockholder may contact the Corporation’s Audit Committee or any of its members telephonically by calling the toll-free number (866) 737-6813 or electronically through www.popular.com/ethicspoint-en. Communications received by the Audit Committee that are not related to accounting or

15  POPULAR, INC. 2012 PROXY STATEMENT

auditing matters, may in its discretion be forwarded by the Audit Committee or any of its members, to other committees of the Board or the Corporation’s management for review.

STANDING COMMITTEES

The Board has standing Audit, Risk Management, Compensation and Corporate Governance and Nominating committees, all of which operate under written charters.

Audit Committee

The Audit Committee consists of three or more members of the Board. The members of the Audit Committee each have been determined by the Board to be independent as required by the director independence rules of Nasdaq. The Audit Committee held 12 meetings during 2011. Earnings releases, Form 10-K and Form 10-Q filings were discussed in eight of such meetings.

The Audit Committee’s primary purpose is to assist the Board in its oversight of the accounting and financial reporting processes of the Corporation. The Audit Committee operates pursuant to a charter that was last amended and restated by the Board on December 22, 2011.

Audit Committee Financial Experts

The Board has determined that William J. Teuber Jr. and C. Kim Goodwin are the financial experts, as defined by Item 407(d)(5) of Regulation S-K, and are independent within the meaning of the director independence rules of Nasdaq. For a brief listing of Mr. Teuber’s and Ms. Goodwin’s relevant experience, please refer to the “Nominees for Election as Directors and other Directors” section.

Risk Management Committee

The Risk Management Committee consists of three or more members of the Board. The Risk Management Committee held 12 meetings during 2011. The purpose of the Risk Management Committee is to assist the Board in the monitoring of policies and procedures that measure, limit and manage the Corporation’s risks while seeking to maintain the effectiveness and efficiency of the operating and businesses processes. It also assists the Board in the review and approval of the Corporation’s risk management policies and processes.

Compensation Committee

The Compensation Committee consists of at least three members of the Board, each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise independent under the Nasdaq’s director independence rules. The Compensation Committee held five meetings during 2011.

The Compensation Committee acts pursuant to a written charter that was most recently amended on October 17, 2011. Under its charter, the Compensation Committee:

•

in consultation with senior management, establishes the Corporation’s general compensation philosophy, and oversees the development and implementation of executive compensation programs and related policies, as well as the review and approval of the overall goal and purpose of the Corporation’s incentive compensation program;

•

reviews and approves the corporate goals and objectives related to the CEO’s compensation, conducts the CEO’s annual performance review, and establishes the CEO’s compensation based on the annual performance review;

•	reviews annually with the CEO the performance of other NEOs;

•	reviews and approves compensation programs and awards applicable to NEOs and members of the Corporation’s Senior Management Team, as well as the compensation structure for all other executives;

•	reviews with the CEO plans for executive officer development and succession;

•	recommends to the Board cash and equity-based plans, retirement plans, deferred compensation plans and welfare benefit plans;

•	oversees, in consultation with management, compliance with federal, state and local laws and regulations as they affect compensation matters;

16  POPULAR, INC. 2012 PROXY STATEMENT

•	reviews and approves, subject to any legal limitations, any severance or similar termination payments proposed to be made to any current or former executive officer of the Corporation;

•

in accordance with Emergency Economic Stabilization Act of 2008 requirements, at least every six months evaluates and reviews with the Chief Risk Officer the compensation plans for the Senior Executive Officers (as defined in the “Compensation and Discussion Analysis” section of this Proxy Statement) and other employees in light of the risks they may pose to the Corporation;

•	takes necessary actions to limit any risks identified as a result of the risk-related reviews;

•

reviews and discusses with management the Corporation’s Compensation Discussion and Analysis, and produces an annual report on executive compensation for inclusion in the Corporation’s Proxy Statement.

•	evaluates and reports annually to the Board on the Compensation Committee’s own performance.

The Compensation Committee Charter provides that when appropriate and as permitted under applicable law, the Committee may delegate all or a portion of its duties and responsibilities to a subcommittee comprised of one or more members of the Committee, the Board or members of management.

Please refer to the “Compensation Discussion and Analysis” section for a description of the Corporation’s processes and procedures for the consideration and determination of executive compensation.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of the Corporation. No NEO of the Corporation served on any board of directors’ compensation committee of any other company for which any of the directors of the Corporation served as NEO at any time during 2011. Other than disclosed in the “Other Relationships, Transactions and Events” section, none of the members of the Compensation Committee had any relationship with the Corporation requiring disclosure under Item 404 of the SEC’s Regulation S-K.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of three or more members of the Board, each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise independent under Nasdaq’s director independence rules. The Corporate Governance and Nominating Committee held five meetings during 2011.

The Corporate Governance and Nominating Committee acts pursuant to a written charter that was most recently amended on January 27, 2012. The purpose of the Corporate Governance and Nominating Committee is as follows:

•	identify and recommend individuals to the Board for nomination as members of the Board and its committees;

•	identify and recommend individuals to the Board for nomination as CEO of the Corporation;

•	identify and recommend individuals to the Board for nomination as Chairman of the Corporation;

•	promote the effective functioning of the Board and its committees; and

•	develop and recommend to the Board a set of corporate governance principles applicable to the Corporation.

NOMINATION OF DIRECTORS

The Corporate Governance and Nominating Committee Charter does not include specific qualities or skills that a person must possess to be nominated as a director. The charter provides that, in nominating candidates, the Committee will take into consideration such factors as it deems appropriate which may include judgment, skill, diversity, experience with business and other organizations, the interplay of the candidate’s experience with experience of the Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Under the Corporation’s Corporate Governance Guidelines, the Board should, based on the recommendations of the Corporate Governance and Nominating Committee, select new nominees for the position of independent director considering the following criteria:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

17  POPULAR, INC. 2012 PROXY STATEMENT

•	current knowledge and contacts in the communities in which the Corporation does business and in the Corporation’s industry or other industries relevant to the Corporation’s business;

•	ability and willingness to commit adequate time to Board and committees matters;

•

the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Corporation; and

•	diversity of viewpoints, background, experience and other demographic factors.

In practice, the Board has determined that for a community based financial institution such as the Corporation it is more important to look for candidates with board management experience than for persons with a specific skill set.

The Corporate Governance and Nominating Committee does not have a specific diversity policy with respect to the director nomination process. Rather, the Committee considers diversity in the broader sense of how a candidate’s viewpoints, experience, skills, background and other demographics could assist the Board in light of the Board’s composition at the time.

The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders. Generally, nominees are recommended by the Chairman of the Board and CEO or existing directors. There are no differences in the manner in which the Corporate Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Corporate Governance and Nominating Committee received three recommendations for the nomination of a new director to fill the vacancy created by the resignation of Mr. Masin. The first two recommendations came from stockholders and the third recommendation came from the Corporation’s Chairman of the Board, President and CEO. The Committee determined not to accept the first of the stockholder candidates, without going into his qualifications, because the candidate would have been limited to serving for one year as a “Class 2” director in light of the prohibition contained in the Corporation’s Corporate Governance Guidelines regarding directors serving past age 72. Upon review of the qualifications of the remaining two candidates – that of a second stockholder, who recommended himself, and of Mr. Goel, who was recommended by the Chairman of the Board, President and CEO – the Committee decided to nominate Mr. Goel as candidate for new director.

Stockholders who wish to submit nominees for director for consideration by the Corporate Governance and Nominating Committee for election at the Corporation’s 2013 annual meeting of stockholders may do so by submitting in writing advance notice to the Corporation of nominations not more than 180 days nor less than 90 days in advance of the anniversary date of the preceding year’s annual meeting. In the case of a special meeting or in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder must be delivered not earlier than the 15th day following the day on which notice is mailed, or a public announcement is first made by the Corporation of the date of such meeting. Under the Corporation’s Amended and Restated By-Laws, stockholder’s nomination must be accompanied by certain information, including the nominees’ names and a brief description of the nominees’ judgment, skills, diversity and experience with businesses and other organizations. Such information must be addressed to the Secretary of the Board of Directors (751)  at Popular, Inc., 209 Muñoz Rivera Avenue, San Juan, Puerto Rico, 00918.

CODE OF ETHICS

The Board has adopted a Code of Ethics (the “Code”) to be followed by the Corporation’s employees, officers (including the CEO, Chief Financial Officer and Corporate Comptroller) and directors to achieve conduct that reflects the Corporation’s ethical principles. Certain portions of the Code deal with activities of directors, particularly with respect to transactions in the securities of the Corporation and potential conflicts of interest. Directors, NEOs, executive officers and employees are required to be familiar with and comply with the Code. The Code provides that any waivers for NEOs, executive officers, or directors may be made only by the independent members of the Board and must be promptly disclosed to the stockholders. During 2011, the Corporation did not receive nor grant any request from directors, NEOs or executive officers for waivers under the provisions of the Code. The Code was last revised on September 16, 2011 and is available on the Corporate Governance section of the Corporation’s website, www.popular.com. The Corporation will post on its website any amendments to the Code or any waivers to the CEO, Chief Financial Officer, Corporate Comptroller or directors.

* * *

18  POPULAR, INC. 2012 PROXY STATEMENT

EXECUTIVE OFFICERS

The following information sets forth the names of the executive officers of the Corporation, their age, business experience and directorships during the past five years, as well as the period during which each such person has served as executive officer of the Corporation.

Richard L. Carrión, age 59	Chairman of the Board since 1993. CEO of the Corporation since 1994 and President from 1991 to January 2009 and since May 2010. For additional information, please refer to the “Nominees for Election as Directors and other Directors” section of this Proxy Statement.

Jorge A. Junquera, age 63

Senior Executive Vice President of the Corporation since 1997. Chief Financial Officer of the Corporation and the Bank and Supervisor of the Financial Management Group of the Corporation since 1996. President and Director of Popular International Bank, Inc., a direct wholly-owned subsidiary of the Corporation, since 1996. Director of the Bank until 2000 and from 2001 to present. Director of Popular North America, Inc. since 1996 and of other indirect wholly-owned subsidiaries of the Corporation.

Carlos J. Vázquez, age 53

President of Banco Popular North America since September 2010. Executive Vice President of the Corporation since February 2010 and from 1997 to April 2004. Senior Executive Vice President of the Bank since 2004. Supervisor in charge of Individual Credit Operations in Puerto Rico and Individual Banking in the United States from January 2009 to September 2010. Director of the Bank and of Banco Popular North America since October 2010. Director of Popular Securities, Inc. and other indirect wholly owned subsidiaries of the Corporation. Vice Chairman of the Board of Directors of Banco Popular Foundation since November 2010.

Ignacio Alvarez, age 53	Executive Vice President and Chief Legal Officer of the Corporation since June 2010. Partner of Pietrantoni Méndez & Alvarez LLP, a San Juan, Puerto Rico based law firm, from September 1992 to June 2010. Member of the Board of Regents of Georgetown University since October 2008.

19  POPULAR, INC. 2012 PROXY STATEMENT

Eli Sepúlveda, age 49	Executive Vice President of the Corporation since February 2010 and of the Bank since December 2009. Supervisor in charge of the Commercial Credit Group in Puerto Rico since January 2010. Senior Vice President in charge of the Commercial Credit Division of the Bank from June 2008 to December 2009. President of Popular Auto, Inc., an indirect subsidiary of the Corporation, from 2004 to 2008.

Juan Guerrero, age 52	Executive Vice President of the Bank in charge of the Financial and Insurance Services Group since 2004. Director of Popular Securities, Inc. since 1995, Popular Insurance, Inc. since 2004 and of other subsidiaries of the Corporation. Director of the Popular Family of Funds since 2001 and PRITFF Family of Funds from 1999 to 2010. Senior Vice President of the Bank from 1990 to 2004. Director of SER de Puerto Rico since December 2010.

Gilberto Monzón, age 52	Executive Vice President of the Bank in charge of the Individual Credit Group since October 2010. Executive Vice President of Popular Mortgage from July 1998 to October 2010 in charge of mortgage origination and servicing.

Eduardo J. Negrón, age 47

Executive Vice President of the Corporation since 2008. Supervisor in charge of the Administration Group since December 2010, of the People Group from 2009 to 2010 and of the Corporate People and Communications Group from 2008 to 2009. Senior Vice President, Deputy Chief Legal Officer and Director of Government Affairs from 2005 to 2008. Member of the Board of Trustees and Treasurer of Fundación Banco Popular since 2008 and Director and Treasurer of the Banco Popular Foundation since 2008. Director of the Fundación Luis Muñoz Marín since 2005 and Treasurer since 2009.

20  POPULAR, INC. 2012 PROXY STATEMENT

Néstor Obie Rivera, age 65	Executive Vice President of the Bank in charge of the Retail Banking and Operations Group since April 2004. Senior Vice President of the Bank in charge of the Retail Banking Division from 1988 to 2004.

Lidio Soriano, age 43	Executive Vice President and Chief Risk Officer of the Corporation since August 2011. Independent consultant from May 2010 to July 2011. Chief Financial Officer and Senior Financial Officer of W Holding, Inc. and Westernbank Puerto Rico form October 2008 to April 2010. Executive Vice President and head of Retail Banking and Mortgage Divisions of Oriental Financial Group, Inc. from October 2007 to October 2008.

* *  *

FAMILY RELATIONSHIPS

Mr. Richard L. Carrión, Chairman of the Board, President and CEO of the Corporation, is the uncle of Mr. José R. Vizcarrondo, a director of the Corporation.

* *  *

OTHER RELATIONSHIPS, TRANSACTIONS AND EVENTS

Our Audit Committee has adopted Procedural Guidelines with Respect to Related Person Transactions (the “Related Person Transaction Guidelines”) to identify and evaluate potential conflicts of interest, independence factors and disclosure obligations arising out of financial transactions, arrangements and relationships between the Company and its related persons. Pursuant to the Related Person Transaction Guidelines, the Corporation’s policy is to enter into or ratify related person transactions only when the Board of Directors, acting through the Audit Committee, determines that the related person transaction in question is in, or is not inconsistent with, the best interest of the Corporation and its stockholders.

When the Corporation or any of its subsidiaries intends to enter into a related person transaction, a Related Person Transaction Request Form is submitted to the Audit Committee for review. Such form contains, among other things, an explanation of the proposed transaction, benefits to the Corporation and an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally. In the event the Corporation becomes aware of a related person transaction that has not been approved following the Related Person Transaction Guidelines, the Audit Committee considers all relevant facts and circumstances regarding the related person transaction and evaluates all options available to the Corporation including ratification, revision or termination. The Audit Committee also examines the facts and circumstances pertaining to the failure of reporting such related person transaction to the Committee, as required by the Related Person Transaction Guidelines, and may take such action it deems appropriate. The Guidelines contain a list of categories of transactions involving related persons, including loans made in the ordinary course of business, which are pre-approved under the Guidelines and do not need to be brought to the Audit Committee for pre-approval.

21  POPULAR, INC. 2012 PROXY STATEMENT

During 2011, the Corporation engaged, in the ordinary course of business, the legal services of the law firm McConnell Valdés LLC, of which Mr. Samuel T. Céspedes, Secretary of the Board of Directors of the Corporation and the Bank, is a Senior Counsel. The fees paid to McConnell Valdés LLC for fiscal year 2011 amounted to approximately $2,776,000.

During 2011 the Corporation engaged, in the ordinary course of business, the legal services of the law firm Reichard & Escalera, of which Héctor Reichard, father-in-law of Eduardo J. Negrón, Executive Vice President of the Corporation, is a Partner. The fees paid to Reichard & Escalera for the fiscal year 2011 amounted to approximately $180,000. The engagement of the aforementioned law firms was approved by the Audit Committee, as required by the Related Person Transaction Guidelines.

In 2011, the Corporation and its subsidiaries contributed approximately $556,000 to Fundación Banco Popular, Inc. (the “Fundación”) in connection with the matching of employee contributions. The Fundación is a Puerto Rico not-for-profit corporation created to improve quality of life in Puerto Rico. As the Bank’s philanthropic arm it provides a scholarship fund for employees’ children and supports education and community development projects. Richard L. Carrión (Chairman, President and CEO of the Corporation), Manuel Morales Jr. (director of the Corporation), Eduardo J. Negrón (Executive Vice President of the Corporation) and Alfonso Ballester (father of Alejandro M. Ballester, director of the Corporation) are members of the Fundación’s Board of Trustees. The Bank appoints five of the nine members of the Board of Trustees. The remaining four trustees are appointed by the Fundación. The Corporation provides significant human and operational resources to support the activities of the Fundación. The Bank and the Puerto Rico employees of the Corporation (through voluntary personal donations) are the main source of funds of the Fundación.

During 2004, the Banco Popular Foundation, Inc. (“Banco Popular Foundation”), an Illinois not-for-profit corporation, was created to strengthen the social and economic well-being of the communities served by Banco Popular North America. The Banco Popular Foundation is Banco Popular North America’s philanthropic arm and provides support to charitable organizations for community development and education. During 2011, Banco Popular North America made a contribution to the Banco Popular Foundation of approximately $46,000 in connection with the matching of employee contributions. Richard L. Carrión (Chairman, President and CEO of the Corporation), Carlos J. Vázquez and Eduardo J. Negrón (both Executive Vice Presidents of the Corporation) are members of the Board of Directors of the Banco Popular Foundation. Banco Popular North America provides significant human and operational resources to support the activities of the Banco Popular Foundation.

In August 2009, the Bank sold part of the real estate assets and related construction permits of a residential construction project, which had been received from a Bank commercial customer as part of a workout agreement, to TP Two, LLC for $13.5 million. TP Two, LLC is controlled by José R. Vizcarrondo, a director of the Corporation and a nephew of the Corporation’s Chairman, President and CEO, and Mr. Julio Vizcarrondo Jr., the brother-in-law of the Chairman, President and CEO of the Corporation, and the father of Mr. José R. Vizcarrondo. The Bank received two offers for the project, and TP Two, LLC offered the higher amount. The sales price represented the value of the real estate according to an appraisal report. This transaction was approved by the Audit Committee, as required by the Related Person Transaction Guidelines.

The Bank provided a loan facility to finance the acquisition and completion of the residential construction project. The facility consisted of a term loan in the amount of $10 million and a revolving line of credit that could not exceed $13 million at any time outstanding. The facility has a fixed interest rate of 4.5%. The loan is collateralized by the real estate acquired and neither Mr. José R. Vizcarrondo nor Mr. Julio Vizcarrondo Jr. is personally liable for the loan. The loans were placed in non-accrual status on September 30, 2010 and remain in non-accrual status as of December 31, 2011. At December 31, 2010, the Corporation had recognized a loss of $8.6 million out of an outstanding principal balance of $15.7 million of the loan facilities made to the LLC. During 2011, the Corporation made advances on the facilities amounting to $4.3 million and received principal payments amounting to $2.1 million. As of December 31, 2011, the carrying value of the loan amounted to $6.8 million, which was net of a valuation allowance of $2.3 million.

Mr. Morales, a director of the Corporation, has a series of loan relationships with the Bank, which were restructured in December 2011. The restructuring was approved by the Board of Directors of the Bank. The first consists of a personal line of credit in the amount of $800,000, of which $749,162 was outstanding at the time of the restructuring. As part of the restructuring, the credit facility was converted from a one-year renewable line of credit to a three-year term loan. Principal repayments on the term loan are based on a ten-year amortization schedule with a fixed balloon payment on the maturity date. The restructured facility bears a fixed interest rate of 6% while the interest rate previously applicable to the line of credit

22  POPULAR, INC. 2012 PROXY STATEMENT

was a floating rate equal to the prime rate plus 2% subject to a minimum rate of 5%. Entities controlled by Mr. Morales also had two lines of credit aggregating $1.0 million with the Bank. The facilities were divided between an $800,000 revolving line of credit and a $200,000 non-revolving line of credit, of which $759,000 and $25,000 were outstanding, respectively, at the time of the restructuring. As part of the restructuring, the revolving line of credit facility was reduced to $300,000 and the remaining balances were repaid from the proceeds of a new $484,000 three-year term loan. The interest rate on the revolving line of credit was not changed and is equal to the prime rate plus 2% subject to a minimum rate of 5%. The principal repayments on the term loan are based on a ten year amortization schedule with a fixed balloon payment on the maturity date. The term loan bears interest at a fixed rate equal to 6%. While Mr. Morales and the entities controlled by him were current on their payment obligations to the Bank as of the date of the restructuring, the new credit facilities were classified as troubled debt restructurings because the ten-year amortization schedules for the term loans could be viewed as an accommodation to a borrower to ensure continued compliance with its obligations.

In October 2007, a corporation in which a brother of Jose R. Vizcarrondo owns a 50% equity interest, obtained a $3.9 million loan from the Bank to acquire a parcel of property on which it intended to develop a residential project in San Juan, Puerto Rico. Mr. Vizcarrondo’s brother and sister-in- law personally guaranteed the loan. The borrower also obtained a $250,000 unsecured line of credit from the Bank. The loan was made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing for comparable loan transactions with third parties at that time. The project was never constructed as a result of a series of legal challenges regarding the zoning approvals and went into default in January 2009. The Bank commenced foreclosure and collection proceedings against both the borrower and the guarantors in April 2010. As of December 31, 2011, the loan was classified as held for sale. The loan is not accruing interest. As of December 31, 2011, the carrying value of the loan amounted to $2.0 million.

In June 2006, a sister and brother-in-law of Mr. Carlos Unanue, a director of the Corporation, obtained a $828,000 mortgage loan from Popular Mortgage, Inc., a subsidiary of the Bank (“Popular Mortgage”), secured by a residential property. The loan was a fully amortizing 30-year loan with a fixed annual rate of 7%. Mr. Unanue was not a director of the Corporation at the time the loan was made. The loan was made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing for comparable loan transactions with third parties at that time. The borrowers became delinquent on their payments commencing in July 2010 and after exhausting various collection and loss mitigation efforts the Bank commenced foreclosure procedures in November 2010. The balance due on the loan as of December 31, 2011, including accumulated interest, was approximately $890,000. As of December 31, 2011, the Corporation had recorded a loss of approximately $65,000 on this loan.

In November 2007, a brother-in-law and sister of Mr. Carrión, Chairman, President and CEO of the Corporation, obtained a $1.35 million mortgage loan from Popular Mortgage, secured by a residential property. The loan was a fully amortizing 30-year loan with a fixed annual rate of 7%. The loan was made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing for comparable loan transactions with third parties at that time. The borrowers became delinquent on their payments commencing in September 2009 and after exhausting various collection and loss mitigation efforts the Bank commenced foreclosure procedures in October 2011. The balance due on the loan as of December 31, 2011, including accumulated interest, was approximately $1.58 million. As of December 31, 2011, the Corporation had recorded a loss of approximately $500,000 on this loan.

The Bank has had other loan transactions with the Corporation’s directors and officers, and with their associates, and proposes to continue such transactions in the ordinary course of its business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loan transactions with third parties, except as disclosed above. Except as discussed above, the extensions of credit have not involved and do not currently involve more than normal risks of collection or present other unfavorable features.

* * *

PROPOSAL 2: AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK OF 1-FOR-10, TOGETHER WITH A CORRESPONDING REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

On February 17, 2012, the Board adopted a resolution to amend our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock of 1-for-10, together with a corresponding reduction in our authorized shares of Common Stock. If the amendment is adopted, it will become effective upon the filing of a certificate of amendment to our

23  POPULAR, INC. 2012 PROXY STATEMENT

Restated Certificate of Incorporation with the Puerto Rico Department of State or at such later date and time specified in that certificate of amendment (the “Effective Time”). The Corporation will issue a press release announcing the Effective Time of the reverse stock split before filing the certificate of amendment with the Puerto Rico Department of State. The full text of the proposed amendment to our Restated Certificate of Incorporation is set forth in Annex A to this Proxy Statement.

EFFECT OF REVERSE STOCK SPLIT AND AUTHORIZED STOCK REDUCTION

A reverse stock split is a reduction in the number of outstanding shares of a class of a corporation’s common stock, which may be accomplished by reclassifying and converting all outstanding shares of common stock into a proportionately fewer number of shares of common stock. For example, in a 1-for-10 reverse stock split, as proposed, a stockholder holding 1,000 shares of our Common Stock before the reverse stock split would hold 100 shares of our Common Stock after the reverse stock split. Each stockholder’s proportionate ownership of the issued and outstanding shares of our Common Stock would remain the same, except for minor changes that may result from cash payments in lieu of fractional shares of our Common Stock. By way of example, a stockholder who owns a number of shares that, prior to the reverse stock split, represented 1% of our outstanding shares of Common Stock would continue to own 1% of our outstanding shares of Common Stock after the reverse stock split.

In connection with the reverse stock split, we would amend our Restated Certificate of Incorporation to reduce correspondingly the number of shares of our authorized Common Stock. If the reverse stock split is adopted, the number of authorized shares of Common Stock would be reduced from 1,700,000,000 to 170,000,000. As of the Record Date, we had              shares of Common Stock outstanding. After the Effective Time, our Common Stock would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities. Stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

REASONS FOR REVERSE STOCK SPLIT

If approved, the 1-for-10 reverse stock split is expected to lead our Common Stock to trade at approximately ten times the price per share at which it trades prior to the effectiveness of the reverse stock split. We believe that the anticipated increase in the market price per share resulting from a reverse stock split will help make our Common Stock more attractive to a broader range of investors for the following reasons:

•

Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Also, some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

•

Because brokers’ commissions on low-priced stocks represent a higher percentage of the stock price than commissions on higher-priced stocks, the current price of our Common Stock can result in transaction costs representing a higher percentage of the total share value than would be the case if the share price was substantially higher.

•

Certain broker-dealers have established a minimum price for the shares of stock that may be used as collateral for securities transactions, including margin. The expected increase in the per-share price of our Common Stock should alleviate some of these issues.

We cannot assure, however, that the price of our Common Stock after the reverse stock split will reflect the 1-for-10 reverse split ratio, that the price per share following the Effective Time of the reverse stock split will be maintained for any period of time or that the price will remain above the pre-split trading price. The market price of our Common Stock will be based on our performance and other factors, many of which are unrelated to the number of outstanding shares of our Common Stock. If the reverse stock split is implemented and the market price of our Common Stock later declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

ODD LOTS

A reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other transaction costs in odd-lot transactions are generally somewhat higher on a per-share basis than those for “round lots”.

24  POPULAR, INC. 2012 PROXY STATEMENT

ACCOUNTING CONSEQUENCES

The reverse stock split will not affect the par value of a share of our Common Stock. As a result of the corresponding authorized stock reduction, however, at the Effective Time of the reverse stock split, the stated capital attributable to Common Stock on our balance sheet will be reduced by dividing the amount of the stated capital prior to the reverse stock split by 10 (including a retroactive adjustment of prior periods), and the additional paid-in capital will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss (both basic and diluted) and dividends per common share, if declared in the future, will be higher because there will be fewer shares of Common Stock outstanding. Basic earnings per share data will be retroactively adjusted for changes for all prior periods presented.

TREATMENT OF FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as a result of the reverse stock split. Our transfer agent will aggregate fractional shares into whole shares of our Common Stock and will sell them in the open market at prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests. Such persons will then receive a cash payment for the amount of their allocable share of the total sale proceeds. The amount of such payment will depend on the prices at which the aggregated fractional shares are sold by our transfer agent in the open market shortly after the Effective Time. Shareholders holding fewer than ten shares of our Common Stock would receive cash for all their shares held before the reverse stock split and would cease to be shareholders of the Corporation following the reverse stock split. Shareholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, Puerto Rico, where we are domiciled and where the funds will be deposited, amounts due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

TREATMENT OF OPTIONS AND RESTRICTED STOCK

The reverse stock split, if implemented, will affect the outstanding options to purchase our Common Stock and restricted shares of Common Stock. Our equity incentive plans include provisions requiring adjustments to the following in the event of a reverse stock split: (i) the number of shares of our Common Stock covered by the plans; (ii) the number of shares of our Common Stock subject to outstanding awards granted under the plans; and (iii) the exercise prices of outstanding options granted under the plans. For example, in our 1-for-10 reverse stock split, each outstanding option to purchase Common Stock would thereafter evidence the right to purchase that number of shares of our Common Stock equal to one-tenth of the number of shares of our Common Stock previously covered by the option (fractional shares will be rounded to the nearest whole share and no cash payment will be made in respect to such rounding) and the exercise price per share would be ten times the previous exercise price. Further, the number of shares of our Common Stock reserved for issuance (including the maximum number of shares that may be subject to options) under our existing equity incentive plans will be reduced to one-tenth of the number of shares currently included in such plans.

EXCHANGE OF STOCK CERTIFICATES

The combination of, and reduction in, the number of our outstanding shares of Common Stock as a result of the reverse stock split will occur automatically on the Effective Time without any action on the part of our shareholders and without regard to the date that stock certificates representing the shares prior to the reverse stock split are physically surrendered for new stock certificates.

As soon as practicable after the Effective Time, transmittal forms will be mailed to each holder of record of certificates for shares of our Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of our Common Stock such shareholder is entitled to receive as a result of the reverse stock split. Our transfer agent will act as exchange agent for purposes of implementing the exchange of the stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each shareholder should surrender the certificates representing shares of our Common Stock prior to the reverse stock split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of our Common Stock that he or she holds as a result of the reverse stock split, together with any cash payment in lieu of fractional shares from proceeds of the sale of fractional shares by our

25  POPULAR, INC. 2012 PROXY STATEMENT

transfer agent. No new certificates will be issued to a shareholder or cash payments made until the shareholder has surrendered his or her outstanding certificate(s) together with the properly completed and executed transmittal form to the exchange agent. Shareholders should not send in their stock certificates until they receive a transmittal form from our transfer agent.

At the Effective Time, each certificate representing shares of our Common Stock will be deemed for all corporate purposes to evidence ownership of the adjusted number of shares of our post-reverse split Common Stock. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

BENEFICIAL HOLDERS OF COMMON STOCK (I.E., STOCKHOLDERS WHO HOLD IN STREET NAME)

Upon completion of the proposed reverse stock split, we will treat shares held by stockholders through a bank, broker, custodian or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, the stockholder is encouraged to contact his/her bank, broker, custodian or other nominee.

REGISTERED “BOOK-ENTRY” HOLDERS OF COMMON STOCK (I.E., STOCKHOLDERS THAT ARE REGISTERED ON THE TRANSFER AGENT’S BOOKS AND RECORDS BUT DO NOT HOLD STOCK CERTIFICATES)

Certain of the registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book- entry form with the transfer agent, after the Effective Time he or she will automatically receive any cash payment in lieu of fractional shares or other distributions, if any, that may be declared and payable to holders of record following completion of the reverse stock split.

MATERIAL TAX CONSEQUENCES

The following discussion summarizes the U.S. federal and Puerto Rico income tax consequences of the proposed reverse stock split. The statements that follow are based on the existing provisions of such statutes and regulations, and judicial decisions and administrative pronouncements, all of which are subject to change (even with retroactive effect).

This discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed reverse stock split. Furthermore, this discussion does not attempt to discuss all income tax consequences to stockholders that may be subject to special income tax treatment under the Puerto Rico Internal Revenue Code of 2011, as amended (the “Puerto Rico Code”), such as partnerships, special partnerships, corporations of individuals and tax exempt organizations, or under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), such as controlled foreign corporations, passive foreign investments companies and personal holding companies.

In addition, we have not and will not seek a ruling from the Internal Revenue Service or from the Puerto Rico Treasury Department regarding the U.S. federal and Puerto Rico income tax consequences of the proposed reverse stock split. Therefore, the income tax consequences discussed below are not binding on the Internal Revenue Service and/or the Puerto Rico Treasury Department and there can be no assurance that such income tax consequences, if challenged, would be sustained.

Accordingly, stockholders are advised to consult their own tax advisors for more detailed information regarding the effect of the proposed reverse stock split on them under applicable U.S. federal, State, Puerto Rico, local and foreign income tax laws that may be applicable.

26  POPULAR, INC. 2012 PROXY STATEMENT

Subject to the above stated, the U.S. federal and Puerto Rico income tax consequences of the proposed reverse stock split may be summarized as follows:

•

The reverse stock split will qualify as a tax-free recapitalization under both the Code and the Puerto Rico Code. Accordingly, except for any cash received in lieu of fractional shares, a stockholder will not recognize any gain or loss for U.S. federal and/or Puerto Rico income tax purposes as a result of the receipt of the post-reverse stock split Common Stock pursuant to the reverse stock split.

•

The shares of post-reverse split Common Stock in the hands of a stockholder will have an aggregate basis for computing gain or loss on a subsequent disposition equal to the aggregate basis of the shares of pre-reverse split Common Stock held by that stockholder immediately prior to the reverse stock split, reduced by the basis allocable to any fractional shares which the stockholder is treated as having sold for cash, as discussed in the fourth bullet point below.

•	A stockholder’s holding period for the post-reverse split Common Stock will include the holding period of the pre-reverse split Common Stock.

•

Stockholders who receive cash for fractional shares will be treated for U.S. federal and Puerto Rico income tax purposes as having sold their fractional shares and will recognize a gain or loss in an amount equal to the difference between the cash received and the portion of their basis for the pre-reverse split Common Stock allocated to the fractional shares. Such gain or loss will be a capital gain or loss if the stock was held as a capital asset, and such gain or loss will be a long-term gain or loss to the extent that the stockholder’s holding period exceeds 12 months for U.S. federal income tax purposes and six months for Puerto Rico income tax purposes.

•

Stockholders who do not hold fractional shares and only receive post-reverse split Common Stock for their pre-reverse split Common Stock pursuant to the reverse stock split should not recognize any gain or loss for U.S. federal and/or Puerto Rico income tax purposes as a result of the reverse stock split.

•

Any gain or loss from the sale of fractional shares as discussed above realized by a stockholder who is not a resident of Puerto Rico will not be subject to income taxation in Puerto Rico and any gain or loss from the sale of fractional shares realized by a stockholder that is a bona-fide resident of Puerto Rico for the entire taxable year within the meaning of Sections 933 and 937 of the Code will not be subject to U.S. federal income taxation.

•

U.S. federal and Puerto Rico information reporting requirements will apply with respect to the cash proceeds to be received by the non-corporate stockholders in lieu of fractional shares and U.S. federal backup withholding (currently at the rate of 28%) will apply to such reportable amounts if said non-corporate stockholder fails to furnish a proper taxpayer identification number, to certify that such holders are not subject to U.S. federal backup withholding, or to otherwise comply with the applicable requirements of the U.S. federal backup withholding rules.

NO APPRAISAL RIGHTS

Under applicable Puerto Rico law, our shareholders are not entitled to appraisal rights with respect to the proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split together with a corresponding reduction in the number of authorized shares of Common Stock.

REQUIRED VOTE

The affirmative vote of the holders of two-thirds of the shares of our outstanding Common Stock is required for the approval of this proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split and reduce the number of authorized shares of Common Stock. Proxies will be voted “FOR” the proposed amendment unless otherwise instructed by the stockholders. Since abstentions and broker non-votes will not be counted for these proposals, they will have the same legal effect as votes cast against the proposed amendment. Additionally, the failure to vote will have the same effect as a negative vote.

The Board has approved this amendment to our Restated Certificate of Incorporation and recommends a vote “FOR” this proposal.

27  POPULAR, INC. 2012 PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE CORPORATION’S EXECUTIVE COMPENSATION PROGRAM

In February 2009, Congress enacted the American Recovery and Reinvestment Act of 2009 (the “ARRA”). The ARRA imposes a number of requirements on financial institutions, such as the Corporation, that received an investment under the Capital Purchase Program of the United States Treasury’s Troubled Asset Relief Program (“TARP”). One of the requirements is that at each annual meeting of stockholders during the period in which any obligation arising from TARP financial assistance remains outstanding, TARP recipients must allow a separate, nonbinding “say on pay” stockholder vote to approve the compensation of executives. Such vote is also required pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and recent regulations issued by the SEC.

The Corporation’s overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this Proxy Statement. These compensation policies and procedures promote a performance-based culture by providing for higher pay for superior performance, and align the interests of stockholders and executives by linking a substantial portion of compensation to the Corporation’s performance, without encouraging executives to take unnecessary or excessive risks.

These policies and procedures are also designed to attract and retain highly-talented executives who are critical to the successful implementation of the Corporation’s strategic business plan. The Corporation views this compensation program, as described in the Compensation Discussion and Analysis of this Proxy Statement, as consistent with the goal of building long-term value for stockholders.

The Compensation Committee, which is comprised entirely of independent directors under Nasdaq’s director independence rules, oversees our executive compensation program and monitors our policies so they continue to emphasize pay-for-performance and incentive programs that reward executives for results that are consistent with stockholder interests.

This proposal gives you as a stockholder the opportunity to endorse or not endorse the Corporation’s executive pay policies and procedures through the following resolution:

“RESOLVED, that the stockholders approve the overall executive compensation policies and procedures employed by the Corporation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board recommends a vote “FOR” the approval of the compensation policies and procedures employed by the Corporation as described in this Proxy Statement.

*   *   *

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board intends to retain the services of PricewaterhouseCoopers LLP as the independent public auditors of the Corporation for the year 2012. PricewaterhouseCoopers LLP has served as independent public auditors of the Bank since 1971 and of the Corporation since May 1991.

Neither the Corporation’s Certificate of Incorporation nor its Amended and Restated By-laws require that the stockholders ratify the selection of PricewaterhouseCoopers LLP as the Corporation’s independent auditors. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may nonetheless retain such independent auditors. Even if the selection is ratified, the Board and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such change would be in the best interest of the Corporation and its stockholders.

Representatives of PricewaterhouseCoopers LLP will attend the Meeting and will be available to respond to any appropriate questions that may arise; they will also have the opportunity to make a statement if they so desire.

28  POPULAR, INC. 2012 PROXY STATEMENT

The ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s auditors requires the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on that matter.

The Board recommends that you vote “FOR” the ratification of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2012.

DISCLOSURE OF AUDITORS’ FEES

The following is a description of the fees billed to the Corporation by PricewaterhouseCoopers LLP for the years ended December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010
Audit Fees	$4,689,925	$4,915,940
Audit-Related Fees(a)	937,441	2,889,907
Tax Fees(b)	40,000	90,200
All Other Fees(c)	20,000	20,000

	$5,687,366	$7,916,047

(a)  Includes fees for assurance services such as audits of pension plans, compliance-related audits, accounting consultations and SAS 70 reports. For the year 2010, includes $722,200 which were paid by EVERTEC, Inc. after the Corporation sold 51% of EVERTEC to an unrelated third party.

(b)  Includes fees associated with tax return preparation and tax consulting services.

(c)  Includes software licensing fees.

The Audit Committee has established controls and procedures that require the pre-approval of all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP or another firm. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit or permissible non-audit services. Under the pre-approval controls and procedures, audit services for the Corporation are negotiated annually. In the event that any additional audit services not included in the annual negotiation or permissible non-audit services are required by the Corporation, a proposed engagement letter is obtained from the auditor and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve auditor services. Any decisions to pre-approve such audit and non-audit services and fees are to be reported to the full Audit Committee at its next regular meeting. The Audit Committee has considered that the provision of the services covered by this paragraph is compatible with maintaining the independence of the independent registered public accounting firm of the Corporation. During 2011, fees for all services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

29  POPULAR, INC. 2012 PROXY STATEMENT

AUDIT COMMITTEE REPORT

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2011 with management and PricewaterhouseCoopers LLP, the Corporation’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed under Auditing Standards No. 61, as amended (AICPA Professional Standard, Vol. 1, AU Section 380) as adopted by the by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. Finally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining the auditors’ independence, and has discussed with the independent registered public accounting firm its independence from the Corporation and its management. These considerations and discussions, however, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with Generally Accepted Accounting Principles (“GAAP”) or that the Corporation’s registered public accountants are in fact “independent.”

As set forth in the Audit Committee Charter, the management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Furthermore, management and the Internal Audit Division are responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP is responsible for auditing the Corporation’s financial statements and expressing an opinion as to their conformity with GAAP in the United States of America.

The members of the Audit Committee are not engaged professionally in the practice of auditing or accounting and are not employees of the Corporation. The Corporation’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures to set auditor independence standards.

Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in the Charter and those discussed above, the Audit Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Submitted by:

William J. Teuber Jr. (Chairman)

Alejandro M. Ballester

C. Kim Goodwin

Carlos A. Unanue

* * *

PROPOSAL 5: ADJOURNMENT OR POSTPONEMENT OF THE MEETING

The Board is requesting that the stockholders approve the adjournment of the Meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies, in the event that there are not sufficient votes at the time of the Meeting to adopt Proposal 2, which relates to the amendment of the Corporation’s Restated Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock of 1-for-10, together with a corresponding reduction in the number of authorized shares of our Common Stock.

If our stockholders approve the adjournment proposal, the Meeting could be adjourned and management could use the additional time to solicit proxies in favor of the adoption of Proposal 2, including the solicitation of proxies from stockholders that have previously voted against Proposal 2.

The Board recommends a vote “FOR” the proposal to approve the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Meeting to approve Proposal 2.

30  POPULAR, INC. 2012 PROXY STATEMENT

EXECUTIVE COMPENSATION PROGRAM

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management and recommended to the Board that the following CD&A be included in this Proxy Statement.

In accordance with the requirements related to the Corporation’s participation in the United States Treasury Department’s Capital Purchase Program (“CPP”) under the Emergency Economic Stabilization Act of 2008 (“EESA”), the Compensation Committee certifies that at its June and December 2011 meetings it reviewed with the Corporation’s Chief Risk Officer (“CRO”), with the support of its independent compensation consultant Pearl Meyer & Partners, the 2011 compensation arrangements for the Senior Executive Officers (“SEOs”) (the SEOs for 2011 are the Named Executive Officers discussed in the CD&A) and has made all reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that may threaten the value of the Corporation. The Compensation Committee has also reviewed with the CRO the employee compensation programs in place during 2011, and has made all reasonable efforts to limit any unnecessary risks these programs may pose to the Corporation, and eliminate any features of these programs that could encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee.

The risk assessment conducted with the CRO included the evaluation of the Corporation’s compensation and incentive plans from the perspective of the broader control framework and the design and operation of specific plans. The assessment validated the adequacy of plan documentation, the integration of the principles contained in the Interagency Guidance on Sound Compensation Practices, and the involvement of the Corporation’s Risk Management and Finance Groups.

In addition, the Corporation selected for a more detailed analysis those plans that could have the potential to promote excessive risk taking, which typically pertain to credit and/or transaction volume. Specifically, during 2011 a detailed analysis was performed with particular focus on incentive plans related to the commercial credit functions. The review of the selected plans focused on plan operation, the types of potential risk (credit, interest rate, market, liquidity, operational, compliance, strategic and reputational) and the manner in which the incentive design and internal controls mitigated those risks. Plans for credit functions were evaluated to ensure the inclusion of factors that balance production, credit administration and risk management. The evaluation showed that the incentive plans, in conjunction with risk management processes, do not contain any features that would encourage SEOs or employees to take unnecessary or excessive risks. All the compensation programs in the Corporation are designed to adequately balance risks and rewards through appropriate use of short-term incentives (cash) and long-term incentives (stock); thresholds and caps to limit payouts; mix of financial and non-financial components; link to company performance; and competitive pay practices.

The Compensation Committee will continue to review the Corporation’s compensation plans with the CRO every six months to ensure that the Corporation complies with those provisions of the EESA or any other law or regulation related to compensation arrangements applicable to financial institutions participating in the CPP.

Submitted by:

María Luisa Ferré (Chairperson)

William J. Teuber Jr.

Carlos A. Unanue

31  POPULAR, INC. 2012 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Business Highlights

The year 2011 represented a turnaround for Popular. The Corporation achieved operational profitability for the first time since 2006 by successfully executing its plans during an extended economic downturn. Initiatives taken by leadership have resulted in our ability to maintain strong margins, produce strong and stable top line revenue and continue to reduce credit costs.

Despite the difficult economic and credit environment, the Corporation was able to maintain strong leadership in Puerto Rico and position itself for long-term prosperity.

Highlights during the year include:

•

Addition of high-quality assets with the purchase of approximately $518 million of performing residential mortgage loans and the acquisition of Citibank’s Puerto Rico AAdvantage portfolio corresponding to $130 million.

•

Achievement of a significant reduction in credit risk through the sale of approximately $128 million in net book value of construction and commercial real estate non-performing loans in Puerto Rico and $457 million in unpaid principal balance of non-conventional mortgages in Banco Popular North America.

•	Restoration of Banco Popular North America’s profitability a year ahead of schedule.

•	Completion of Banco Popular North America’s rebranding efforts in California and Florida, as part of the implementation of its community banking strategy.

•	Implementation of significant changes to the Corporation’s credit risk and administration processes resulting in improved credit quality.

•	Strengthening of the Corporation’s customer service by means of improved surveys and metrics, linkage to incentives, and improvement in operational processes.

•	Execution of efficiency efforts through the redesign of critical processes in addition to cost savings from the voluntary retirement window offered to eligible employees during the fourth quarter.

The Compensation Committee believes that the retention and engagement of our Named Executive Officers (“NEOs”) throughout the recent difficult times have been crucial in our turnaround.

Compensation Highlights – Background

The Corporation’s executive compensation program is designed to enable us to attract, motivate and retain the talent needed to successfully maneuver through these challenging times. The program provides a mix of salary, benefits and performance incentives. However, while subject to the United States Treasury Department’s Capital Purchase Program (“CPP”), our mix and level of compensation is restricted for certain key executives. The Corporation is not permitted to pay cash performance incentives, although cash salary and restricted stock (capped at 1/3 of total compensation) are allowed. As a result, while under the CPP, we continue to balance our desire to align pay and performance within these guidelines. Our programs and pay decisions are designed to focus our executives on the turnaround initiatives while aligning their interests with those of our stockholders. Through its Compensation Committee, the Corporation manages NEO compensation in a conservative and prudent manner, with decisions considering role, scope and complexity, individual performance, market competitiveness, the Corporation’s financial performance and CPP restrictions.

An analysis conducted in 2010 and updated in 2011 by the Compensation Committee’s independent consultant Pearl Meyer & Partners showed that our NEOs’ compensation was below market levels based on pay-for-performance comparisons between the Corporation and its peers. The Compensation Committee considered this information in its February 2011 decision to increase the NEOs’ base salaries in order to accord them with fair and reasonable compensation. Factors considered included the executives’ pay relative to market, their role and contribution to the Corporation’s turnaround, and time elapsed since the last adjustment. The Committee believed that these increases were critical to retain our NEOs and enable them to focus on the Corporation’s well-being and long-term performance.

During 2011, the Corporation’s NEOs (with the exception of Mr. Sepúlveda) were only eligible for incentive compensation in the form of restricted stock equivalent to a maximum of 50% of prior-year base pay, pursuant to the Corporation’s participation

32  POPULAR, INC. 2012 PROXY STATEMENT

in the CPP. In February 2011, the Compensation Committee granted restricted stock to NEOs subsequent to its evaluation of each NEO’s 2010 contributions to the improvements in the Corporation’s capital position, liquidity and asset growth. The award was in the form of restricted stock compliant with CPP limitations and restrictions with an additional profitability hurdle required for future transferability of shares. Even with the base salary increase and restricted stock grant, the NEOs’ total compensation remained below market. The Compensation Committee considered that this was appropriately aligned with the Corporation’s performance.

In addition, executives are expected to meet stock ownership guidelines in order to further ensure that their interests are aligned with those of the stockholders. The CEO and other NEOs have a stock ownership goal, to be reached within five years from October 1, 2011, of six times and three times their base salary, respectively, as detailed in the “Stock Ownership Retention Requirements” section of this CD&A. Collectively, the current NEOs hold significant investments in the Corporation’s stock. The CEO in particular has a high level of ownership in the Corporation. As of January 31, 2012, Mr. Carrión owned 4,129,280 shares with a market value of $6,482,971.

Ensuring and sustaining a proper pay-performance relationship is a key objective for the Compensation Committee. As such, the Compensation Committee’s independent consultant conducts regular analyses to monitor the CEO’s pay-performance relationship. The Compensation Committee relies on benchmark data provided by the independent compensation consultant to compare CEO pay and the Corporation’s performance relative to its peer group (represented by 18 financial institutions in 2011). Below is a summary of the various perspectives analyzed:

•	Actual pay delivered – Mr. Carrión’s actual 2010 pay was below the 25th percentile of the peer group. This reflected a combination of CPP restrictions, as well as the performance of the Corporation.

•	Total pay opportunity (base salary plus target bonus and grant date value of stock awards): Mr. Carrión’s 3-year total pay opportunity (2008 – 2010) ranked in the 8th percentile compared to peers.

•	Realizable pay (base salary plus actual bonus plus current value of stock awards and in-the-money options): Mr. Carrión’s potential realizable pay ranked at the 5th percentile compared to peers.

•	Performance (3-year Total Shareholder Return from 2008—2010): The Corporation’s 3-year Total Shareholder Return was ranked in the 13th percentile compared to peers.

While the Corporation’s results have been in turnaround status, the CEO’s total compensation has remained significantly below market (at or below the market 30th percentile, even considering 2011 pay decisions concerning base salary increases and CPP-compliant restricted stock grants). The Compensation Committee feels the CEO’s total compensation structure (i.e., high ownership) and levels (i.e., below market) are appropriately aligned with our performance and stockholders’ interests.

The Compensation Committee

Overview and Meetings

The Compensation Committee establishes the Corporation’s general compensation philosophy and oversees the compensation program for the Corporation’s executive officers, including the NEOs. It also reviews and approves the overall goals and purpose of the Corporation’s incentive compensation system.

During 2011, the Compensation Committee met five times. The CEO, the CRO and members of the Administration (Human Resources) and Legal Groups attended portions of the meetings, where they presented background information, reports and proposals supporting the Corporation’s strategic objectives and other relevant evaluations, and answered questions posed by the Compensation Committee members. All discussions on decisions involving CEO compensation were made in executive session without the participation of the CEO or other members of management.

Each Compensation Committee meeting has an agenda established in accordance with the annual calendar set by the Compensation Committee Chair, after consultation with management. Additional discussion topics related to external or internal events are added to the agenda as they arise. The Compensation Committee receives and reviews materials in advance of each of its meetings, including information on management’s analyses and recommendations. Depending on the meeting’s agenda, those materials may include:

•	calculations and reports on levels of achievement of individual and corporate performance objectives;

•	information on the NEOs’ stock ownership and option holdings;

33  POPULAR, INC. 2012 PROXY STATEMENT

•	tally sheets setting forth the NEOs’ total compensation, including base salary and incentives;

•	information regarding compensation programs and compensation levels at peer group companies;

•	information on succession for key executive positions, including NEOs;

•	reports on human resources matters such as workforce composition, headcount, turnover, total compensation, other related costs and expenses, and training and development; and

•	information and recommendations provided by compensation consultants regarding executive compensation programs and pay levels.

Process

In approving the compensation program for NEOs, the Compensation Committee considers: pay levels and programs at comparable financial institutions (as described below in the section entitled “Benchmarking”); the Corporation’s short and long-term financial performance; the risks to the Corporation that may be posed by the compensation program; and individual performance. These factors are considered in order to develop a strong relationship among executive performance, compensation and shareholder returns.

Although the Compensation Committee exercises its independent judgment in reaching compensation decisions, it utilizes the advice provided by its independent compensation consultant Pearl Meyer & Partners and by the Corporation’s Administration (Human Resources) Group, the Chief Legal Officer, the Corporate Comptroller, the CRO and the CEO in assessing, designing and recommending compensation programs, plans and awards for NEOs. In particular, and subject to compensation restrictions under the CPP:

•

independent consultant Pearl Meyer & Partners provides advice and support regarding the Corporation’s executive compensation program, including the appropriate structure in terms of incentive and compensation arrangements for executives who are covered by CPP-related restrictions, and the review of the compensation risk assessment process;

•	the Administration (Human Resources) Group proposes the design and modifications to the NEO compensation programs, plans and awards;

•	the Chief Legal Officer counsels on legal matters regarding compensation programs;

•	the Corporate Comptroller evaluates and advises on the programs’ accounting and tax implications;

•	the CRO reviews with the Compensation Committee all risk-related aspects of the NEO incentive plans; and

•

the CEO works with the Compensation Committee to ensure that the compensation programs are aligned with the Corporation’s strategic objectives; they establish individual and corporate performance objectives and targets for NEOs, and review the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets. The decisions with regard to the CEO’s performance objectives are made by the Compensation Committee in executive session without the CEO’s participation.

Compensation Consultant

Since 2010, the Compensation Committee has retained the services of compensation consultant Pearl Meyer & Partners to serve as independent advisor to the Committee and review the Corporation’s executive compensation program’s competitiveness and the pay-performance relationship in light of the CPP-related restrictions. In 2011, Pearl Meyer & Partners attended several Compensation Committee meetings, provided updates and guidance to the Compensation Committee on relevant legislation, market trends, best practices in compensation governance and other requested compensation matters. The compensation consultant’s recommendations were thoroughly reviewed and considered by the Compensation Committee for certain executive compensation modifications approved in 2011. Pearl Meyer & Partners reports directly to the Compensation Committee with regard to the foregoing matters, and neither Pearl Meyer & Partners nor any of its affiliates has any other relationship with, or provides any other services to, the Corporation.

Benchmarking

The Compensation Committee periodically assesses the competitiveness of its pay practices for NEOs through external studies conducted by the Committee’s independent executive compensation consultant and supplemented by internal staff

34  POPULAR, INC. 2012 PROXY STATEMENT

research. In order to obtain a general understanding of current compensation market practices, internal staff regularly reviews publicly available industry survey information (e.g., proxies and executive compensation data provided by sources such as SNL Financial and Towers Watson surveys). The Compensation Committee also considers executive compensation information from financial institutions in its headquarters market of Puerto Rico.

The Compensation Committee utilizes the information from internal and external analyses to assess the appropriateness of compensation levels (relative to market and performance) and to set program guidelines such as base salary ranges, incentive targets and equity compensation. An individual’s relative compensation with respect to the peer group may vary according to a number of circumstances, including the executive’s role, the Corporation’s financial performance, and individual qualifications and performance as assessed by the Compensation Committee.

During the past two years, Pearl Meyer & Partners has conducted several competitive analyses of pay practices relative to the Corporation’s peer companies and industry benchmark surveys in order to determine market reference levels regarding pay for the Corporation’s NEOs. In addition, the compensation consultant provides information to facilitate the Committee’s assessment of pay-performance alignment. In 2010, the compensation consultant developed a peer group, which was approved by the Compensation Committee, that consisted of banks of similar asset size and business model as the Corporation and was used for competitive reviews conducted in 2010 and 2011. The 2010 peer group represented 18 banks with assets between approximately one half and two times the Corporation’s December 2009 asset size ($35 billion). Even though by the beginning of 2011 the Corporation had grown (to approximately $40 billion in asset size) and using the same criteria would have resulted in a slightly modified peer group for 2011, the Compensation Committee opted to retain the 2010 peer group for the 2011 analysis to provide consistency. In both years, the Corporation ranked between the 60th and 65th percentile among peers in terms of assets, providing a slightly more conservative approach than if we targeted our peer group to be at the median.

The peers were:

Associated Banc-Corp	Huntington Bancshares Incorporated
BOK Financial Corporation	M&T Bank Corporation*
City National Corporation	Marshall & Ilsley Corporation
Comerica Incorporated	New York Community Bancorp, Inc.
Commerce Bancshares, Inc.	People’s United Financial, Inc.
First BanCorp.	Synovus Financial Corp.
First Citizens BancShares, Inc.	TCF Financial Corporation
First Horizon National Corporation	Webster Financial Corporation
Hudson City Bancorp, Inc.	Zions Bancorporation

*Merged with BMO Financial Group in July 2011

Pearl Meyer & Partners also included data from other industry databases and surveys, including Mercer Financial Services Survey and Pearl Meyer & Partners’ own database of financial services companies’ proxy data. Data and competitiveness were assessed for base salary, cash incentives, total cash compensation, equity incentives and total direct compensation.

In 2011, at the Compensation Committee’s request, Pearl Meyer & Partners updated the compensation study conducted in 2010. The study reaffirmed the findings of the prior year’s study by indicating that the Corporation’s NEOs continued to be in a low competitive position when compared with the peer/industry practices. In particular, the CEO’s total direct compensation was still positioned significantly below market (one of the lowest in the peer group).

In addition, the compensation consultant conducted a pay-performance assessment that compared the Corporation’s 3-year Total Shareholder Return and total CEO pay opportunity and realizable pay (i.e., current value of actual pay) with those of the peer group. The results indicated that the Corporation’s performance and CEO pay were below the 25th percentile among its peers, indicating alignment. Even after considering 2011 pay decisions, the 3-year comparison of CEO pay and performance remained below the 25th percentile of the peer group.

35  POPULAR, INC. 2012 PROXY STATEMENT

Objectives of the Executive Compensation Program

Although subject to the CPP restrictions on incentive compensation for covered employees, the Corporation continues to promote its compensation philosophy to the extent possible given the permitted compensation components. The Corporation’s overarching philosophy is to align pay with individual and corporate performance, while balancing short-term and long-term perspectives, building long-term value for our stockholders and supporting sound risk management. Despite the CPP’s prohibition on bonuses and other incentive compensation during 2011, our compensation program’s goals continue to be to:

•	promote stockholders returns by motivating high levels of executive performance;

•	attract and retain highly qualified executives at competitive pay levels;

•	reward contributions and results in attaining key operating objectives over which the executives have control or influence;

•	encourage teamwork and collaboration among the executive team; and

•	promote appropriate behaviors among executives so that they are not motivated to take excessive risks.

The objectives described above are achieved through a performance-based compensation program. Annually, the Corporation conducts a compensation program assessment which begins with a review of its strategic objectives and business plans, and is followed by an analysis of each NEO’s scope of responsibility, market competitive assessments of comparable positions at the peer institutions, and the relationship between pay and performance (the Corporation relative to peers and executives relative to their performance goals). The Compensation Committee evaluates whether our compensation programs meet the Corporation’s goals by monitoring engagement and retention of executives, and by assessing the relationship between company and individual performance and actual payouts, subject to CPP-related restrictions. Furthermore, in conjunction with the semi-annual review of the compensation plans with the CRO, the Compensation Committee monitors and evaluates whether the design of incentive plans fosters a mentality of prudent risk taking, sound business decisions and promotes the Corporation’s financial well-being.

The Compensation Committee may modify payments or adjust the compensation program annually in light of economic or business results, regulatory requirements or the results of the annual stockholder advisory vote on executive compensation. For example, the short-term cash incentive opportunity for executives not covered by CPP-related restrictions has been reduced by 15-25% since 2009 to exclude any award related to the Corporation’s results until higher levels of profitability are attained.

The compensation program offered to NEOs is balanced and comprises the following components:

Component	Purpose/Description
Base Pay	• Reflects each executive’s role, competitive market practices and individual performance

Short-Term Cash Incentive

•      Rewards the achievement of annual financial performance goals and the execution of key strategic projects aligned with the Corporation’s future growth and profitability

•      This component is not offered to CPP-covered executives

Long-Term Equity Incentive

•      Focuses executives on long-term performance, aligns with shareholders through payment in the Corporation’s Common Stock

•       Promotes retention of critical executive talent

•       Rewards company performance, individual goal achievement and demonstration of the Corporation’s leadership competencies

•      CPP restrictions only allow restricted stock values no greater than 1/3 of executive’s annual total compensation

Benefits	• Provides welfare and retirement benefits offered on a substantially similar basis to all employees of the Corporation

Perquisites	• Provides benefits for certain roles in consideration of role and market practice • Does not represent a significant portion of the Corporation’s total compensation program

36  POPULAR, INC. 2012 PROXY STATEMENT

Pursuant to the Corporation’s participation in the CPP, an advisory vote related to executive compensation was conducted in the last three years. The majority of our stockholders approved the Corporation’s overall executive compensation policies and procedures, which are centered on promoting a performance-based culture and aligning the interests of stockholders and executives by linking a substantial portion of compensation to the Corporation’s financial performance, without encouraging unnecessary or excessive risk taking. The stockholders’ validation of our executive compensation program was taken into consideration by the Compensation Committee as it developed strategic objectives, business plans and compensation elements related to 2011 compensation around the standards mentioned above. Base pay decisions for 2011 took into consideration competitive market data and the need to provide fair pay in order to keep NEOs focused on the Corporation’s continued progress and performance. Incentive awards for 2011 were based on Corporate performance (i.e., net income, credit quality, efficiency, liquidity and capitalization), as well as on the NEOs’ strategic and personal objectives (such as critical product or technology infrastructure development, achievement of business reorganization, and managerial and operational process improvements).

Compensation Components and 2011 Pay Decisions

The Corporation’s compensation programs for executives consist of five primary components: base pay, short-term cash incentive, long-term equity incentive, benefits and perquisites. In light of the CPP-related restrictions, the 2011 incentive compensation program for the Corporation’s NEOs was limited to base salary and CPP-compliant restricted stock, with the exception of Mr. Sepúlveda who was not covered by the CPP restrictions during 2011 and was, therefore, eligible to earn a short-term cash incentive in accordance with the achievement of his performance goals. Following is a summary of each component and pay decisions made in 2011 and 2012 (where appropriate).

Base Salary

Base salaries are generally established to be competitive with comparable positions at similar sized institutions, and to provide fair compensation that enables the Corporation to attract and retain qualified executives. Base salaries vary based on an assessment of each NEO’s role, qualifications, experience, responsibilities, leadership potential, individual goals, performance and competitive pay practices. Base salaries are reviewed annually, but are not necessarily increased.

2011 Decisions

In early 2011, the Compensation Committee commissioned its independent compensation consultant to update its review of current market practices. In light of the competitive market data and to keep NEOs focused on the Corporation’s continued progress and performance during challenging times, the Compensation Committee determined it was appropriate to address the compensation and retention of NEOs, whose compensation had remained low when compared to the competitive market.

In February 2011, the Compensation Committee approved increases in cash base salaries for the NEOs (other than the CEO) ranging between 2% and 6% of their base salary. These increases were considered critical to providing fair compensation and allowing our NEOs to remain focused on the Corporation’s turnaround. Later in the year, the Compensation Committee decided to further evaluate the market competitiveness of Mr. Sepúlveda’s compensation in light of the heightened value of his expertise and contributions to the Corporation’s ability to maintain its leading role in Puerto Rico’s evolving commercial market. In June 2011, the Compensation Committee approved a special increase in Mr. Sepúlveda’s base salary to $420,000, which represented a 21% adjustment, aimed at recognizing the criticality and increased scope and complexities of his role as Executive Vice President in charge of Commercial Credit. Market information and pay practices for similar roles were considered by the Compensation Committee to determine an appropriate level of pay for Mr. Sepúlveda.

With regard to the CEO, upon consideration of the market information provided by the compensation consultant in 2011, the Compensation Committee noted that the CEO’s total direct compensation remained significantly below market for similar roles combining Chairman, President and CEO. After careful review of market pay information and the CEO’s level of responsibilities (including the role assumed during 2010 as President of the Corporation), and considering the CEO’s already substantial equity ownership position in the Corporation, in February 2011 the Compensation Committee approved an increase in base salary to $1,400,000; the increase was disclosed in the CD&A section of the Corporation’s 2011 Proxy Statement. After this adjustment, the CEO’s total direct compensation was positioned at the 30th percentile of the Corporation’s peer group of financial institutions. The compensation consultant’s pay-for-performance analysis showed that, even after the 2011 increase in the CEO’s base salary, the three-year historical Total Shareholder Return and the three-year historical CEO total pay (opportunity and realizable pay) remained below the 25th percentile of the peer market.

37  POPULAR, INC. 2012 PROXY STATEMENT

After the above changes, the NEOs’ 2011 annualized base pay was as follows: Richard L. Carrión (CEO and President) $1,400,000; Jorge A. Junquera (CFO) $625,000; Carlos J. Vázquez (President, BPNA) $612,000; Ignacio Alvarez (Chief Legal Officer), $573,000; Eli Sepúlveda (Group Manager, Commercial Credit) $420,000; and Amílcar Jordán (former Executive Officer) $425,000.

Performance-based Incentive Compensation

In 2011 the Corporation’s NEOs (other than Mr. Sepúlveda) were not eligible to participate in the Corporation’s typical annual incentive plan. They were only eligible to receive restricted stock awards as prescribed by the CPP rules. The Corporation’s incentive program for NEOs covered by the CPP-related restrictions is solely in the form of restricted stock whose terms comply with those outlined in the CPP. All NEOs are covered by the CPP-related restrictions in 2012.

Short-Term Cash Incentive

The Corporation’s NEOs who are not covered by the CPP-related restrictions (i.e., Mr. Sepúlveda in 2011) are eligible to receive a cash incentive based on their degree of achievement of annual performance goals and the execution of their leadership role. The award may range from 0% to 85% of base pay, with a target award equal to 50% of base pay. Since 2009, the Compensation Committee has implemented this reduced target award (previously 75% of base pay) to exclude the component related to the Corporation’s results until higher levels of profitability are attained. In determining eligible NEOs’ awards, the Compensation Committee considers their performance related to financial objectives, customer satisfaction, implementation of key projects to grow the business or generate efficiencies, and the demonstration of the Corporation’s leadership competencies.

Long-Term Restricted Stock

The Corporation believes that long-term restricted stock is an effective means to align NEO compensation with the Corporation’s long-term financial success and the interests of stockholders. The Corporation’s NEOs are eligible for grants of CPP-compliant long-term restricted stock valued at up to 50% of earned base pay (below the maximum grant of one-third of annual compensation allowed pursuant to CPP limitations). CPP restricted stock requires a minimum service period of two years after the grant date and is subject to transferability restrictions thereafter, so long as CPP obligations remain outstanding (shares may become transferable in 25% increments as the CPP funds are repaid by the Corporation or upon completion of repayment of the CPP funds). In addition to the CPP requirements, the Compensation Committee incorporated performance criteria whereby the Corporation must achieve profitability for at least one fiscal year for awards to be transferable.

Awards are allocated each year in consideration of the performance and contribution of the Corporation and its NEOs, which are assessed by the Committee on a discretionary basis. As described below, in making these awards, the Compensation Committee takes into consideration Corporate performance (e.g. net income, credit quality, efficiency, liquidity and capitalization), as well as strategic and personal objectives (such as critical product or technology infrastructure development, achievement of business reorganization, and managerial and operational process improvements). Awards are subject to a clawback provision if they are found to have been based on any materially inaccurate financial results or performance metric criteria.

The Compensation Committee grants equity each year based on its assessment of the Corporation’s results and each NEO’s performance during the prior year. Thus, our disclosure below discusses our 2011 equity grants (based on 2010 performance) and 2012 equity grants (based on 2011 performance). We believe that showing multiple years’ grants and performance information provides a more comprehensive view of our compensation program.

2011 Decisions

Short-Term Cash Incentive

Mr. Sepúlveda received a 2011 short-term incentive equal to $125,000 (30% of his 2011 base pay compared to the target incentive of 50%) in consideration of his leadership and contributions toward the Corporation’s enhancement of processes related to commercial credit origination and administration, and the sale of a portion of the commercial loan portfolio. The actual incentive earned was below target mainly due to the fact that certain goals related to Puerto Rico commercial credit quality were not achieved.

38  POPULAR, INC. 2012 PROXY STATEMENT

Long-Term Restricted Stock

Although the typical long-term target awards of the Corporation’s executives (75% of base pay for NEOs other than the CEO, and 200% of base pay for the CEO) were reduced while under CPP, the Compensation Committee continued to consider the performance and contribution of each NEO to the strategic objectives of the Corporation to determine awards. In addition to the required CPP vesting requirements, the Compensation Committee continued its practice to require an additional profitability threshold for vesting of any grants.

In February 2011, the Corporation’s NEOs were granted restricted stock consistent with CPP requirements. Each NEO was granted shares equivalent to 50% of prior-year earned base pay in light of the reduced total incentive opportunity under CPP restrictions and in consideration of the Corporation’s and each NEO’s performance during 2010. During 2010, the Corporation’s NEOs shared the common overarching goal of strengthening the Corporation’s financial condition by increasing capital, liquidity and assets. The NEOs directed their concerted effort toward achieving this goal, with the following 2010 results:

•	Raised $1.15 billion in new capital through a share offering.

•

Submitted the winning bid for the assets of the former Westernbank in the largest FDIC-assisted transaction of 2010, with the successful integration of operations and high levels of customer and deposit retention. Through this transaction, the Corporation assumed approximately $8.3 billion in assets and $2.4 billion in deposits.

•

Negotiated the sale of a majority interest in the Corporation’s technology and transaction processing subsidiary EVERTEC, yielding $576 million in additional Tier 1 Capital. The transaction generated a net gain of $531 million and net cash proceeds of $528 million.

The above actions positioned the Corporation solidly for future growth and the successes evident in 2011. Furthermore, each NEO successfully achieved significant individual goals, including the following:

NEO	Award Grant Value	Number of shares ($ Grant / $3.37 per share)	Rationale – Individual Goals
Richard L. Carrión Chairman, President and CEO	$419,130	124,371

Led management through the execution of the above-referenced achievements. Significant improvement in credit quality resulted in lower than expected net charge offs and provision. Decision taken in December 2010 to derisk balance sheet by selling the majority of the Puerto Rico construction portfolio and the non-earning portion of the U.S. non-conventional mortgage portfolio. Enhanced the organizational structure in Puerto Rico and Banco Popular North America (“BPNA”) by simplifying and strengthening key areas.

Jorge A. Junquera Senior Executive Vice President and CFO	$289,686	85,960

Executed financial aspects of capitalization and liquidity initiatives, finishing the year above well-capitalized levels and resolving the liquidity issues at the holding companies. Achieved substantial improvement in the net interest margin through several cost reduction initiatives.

Carlos J. Vázquez Executive Vice President and President, Banco Popular North America	$258,962	76,843

Contributed to the significant improvement in the Bank’s Consumer Credit profitability, credit quality, analytics, efficiency in technological platform and processes. Enhanced BPNA's branch network and efficiency. Consolidated and strengthened BPNA's senior management team.

Ignacio Alvarez Executive Vice President	$142,789	42,370

Assisted in the development of a strategy to package and market a substantial portion of the Corporation's construction loan portfolio. Supervised the monitoring of the potential impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the corporate governance structure of the Corporation.

Eli Sepúlveda Executive Vice President	$161,349	47,878

Oversaw the integration of the Westernbank’s commercial credit operations in Puerto Rico (2010 FDIC assisted transaction). Played a critical role in the acquisition by leading the groups responsible for ensuring a smooth transition. Directed the efforts aimed at the early detection of problem loans in order to minimize losses and improve credit quality.

Former Executive Officer:
Amílcar Jordán Executive Vice President	$204,744	60,755	Implemented Enterprise Risk Management function and the completion of an off-island disaster recovery strategy.

39  POPULAR, INC. 2012 PROXY STATEMENT

2012 Awards for 2011 Performance

As described above, given the Compensation Committee’s practice of awarding equity grants based on prior year’s performance, the equity grants in the Summary Compensation Table reflect awards granted in 2011 based on 2010 performance. In this section, we provide additional disclosure of our grants in 2012 (which reflect 2011 performance) to offer a broader perspective of the Corporation’s total compensation decisions. The grants below will be included in next year’s Proxy Statement.

In 2011, the Corporation’s financial results reflected the strong positioning achieved in 2010. The Corporation attained operational profitability for the first time since 2006 by successfully executing its plans during an extended economic downturn. Initiatives taken by leadership have resulted in our ability to maintain strong margins, produce strong and stable top line revenue and continue to reduce credit costs. Despite the difficult economic and credit environment, the Corporation was able to maintain a leading market position in Puerto Rico and further position the Corporation for long-term prosperity. Banco Popular North America attained profitability levels a year ahead of schedule.

In February 2012, the Corporation’s NEOs were each awarded equity equivalent to 50% of prior-year base pay in light of the reduced total incentive opportunity under CPP restrictions and in recognition of the Corporation’s financial performance and each NEO’s specific contributions during 2011.

NEO	Award Grant Value	Rationale – Individual Goals
Richard L. Carrión Chairman, President and CEO	$658,150

Led the Corporation in the generation of $151.3 million in profit, regaining operational profitability for the first time since 2006. Guided improvements in credit quality in BPNA and the Puerto Rico consumer business, while refocusing efforts on the Puerto Rico commercial business. Strengthened the Corporation’s customer service by improving metrics, link to incentives and operational processes. Led major efficiency efforts including the redesign of critical processes, Puerto Rico branch consolidation and implementation of the voluntary retirement program.

Jorge A. Junquera Senior Executive Vice President and CFO	$309,750

Developed and executed key financial aspects of plans to strengthen the Corporation’s capitalization and liquidity. Provided financial guidance for the 2011 improvements in net interest margin. Supported the sale and purchase of assets related to the commercial and consumer businesses. Achieved stronger cash liquidity levels.

Carlos J. Vázquez Executive Vice President and President, Banco Popular North America	$305,100

Led the successful restoration of BPNA's profitability a year ahead of schedule. Executed BPNA's rebranding efforts in California and Florida, as part of the implementation of its community banking strategy. Significantly improved BPNA’s credit quality results in the consumer and commercial businesses.

Ignacio Alvarez Executive Vice President	$284,750

Contributed significantly to the sale of portions of the Corporation's construction and commercial loan portfolios. Guided efficiency initiatives in the mortgage and commercial businesses. Developed and administrated the Loss Sharing Agreement Office with the FDIC. Updated the Board on Corporate Governance matters and other regulatory developments.

Eli Sepúlveda Executive Vice President	$191,600

Reviewed and redesigned the Bank’s commercial lending critical processes by rolling out a more efficient operating model. Supported and completed the sale of a significant portion of non-performing construction and commercial loans. Enhanced processes and practices related to commercial credit origination and administration. Strengthened the service culture by improving customer satisfaction levels in the Commercial Lending business group.

Benefits and Perquisites

The Corporation’s NEOs participate in the same benefits programs as the Corporation’s general employee population. The NEOs are eligible for certain perquisites, which do not constitute a significant portion of their total compensation package. Such benefits are periodically reviewed based on market trends and regulatory developments. During 2011, perquisites such as the use of company-owned automobiles, periodic comprehensive medical examinations and personal tickets to events sponsored by the Corporation, were offered on a limited basis to NEOs. Club memberships for NEOs and other executives were eliminated in 2009.

The Corporation owns an apartment in New York City, which is used by the CEO primarily for business purposes during his frequent visits to New York in support of the Corporation’s United States operations and other company-related affairs.

For detailed information about the value of the NEOs’ personal benefits and perquisites, refer to the Summary Compensation Table.

40  POPULAR, INC. 2012 PROXY STATEMENT

Tax Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the U.S. Internal Revenue Code, as amended by Section 302 of the EESA, which provides that while the Corporation participates in the CPP, it may not deduct compensation of more than $500,000 that is paid to the CEO, CFO or the three other most highly compensated executive officers. It is the Compensation Committee’s intention to have applicable compensation payable to the NEOs be deductible for U.S. federal income tax purposes, unless there are valid compensatory reasons for paying non-deductible amounts in order to ensure competitive levels of total compensation.

In addition, for NEOs resident in Puerto Rico, compensation is deductible for income tax purposes if it is reasonable. It is the Compensation Committee’s intention to have compensation paid to the Corporation’s NEOs resident in Puerto Rico be deductible, unless there are valid compensatory reasons for paying non-deductible amounts in order to ensure competitive levels of total compensation.

Stock Ownership/Retention Requirements

The Corporation has stock ownership requirements applicable to NEOs, which had been temporarily suspended in 2009 in light of the financial market instability and the volatility of the Corporation’s stock price during 2007-2009. However, since an equity ownership requirement ensures that the interests of the Corporation’s executives are aligned with those of the stockholders, during 2011 the Compensation Committee redesigned and reintroduced the stock ownership requirements. Within a period of five years from October 1, 2011, NEOs are expected to reach and retain the lesser of: (i) six times base pay for the CEO, and three times base pay for the other NEOs; or (ii) a fixed number of shares equivalent to the aforementioned values set based on the stock price at the beginning of the compliance period (October 1, 2011). If any NEO does not meet the requirements after the five-year compliance period, his short-term incentive will be paid in the form of company stock.

Collectively, current NEOs hold significant investments in the Corporation’s stock. The CEO and the CFO, in particular, each hold 4,129,280 and 790,165 shares, respectively, which represent a value, as of January 31, 2012, of $6,482,971 and $1,241,673, respectively.

Clawback Requirement

Any bonuses that were paid to employees covered by CPP restrictions were required to be made subject to a clawback in the event the bonus payment was based on materially inaccurate financial statements (including statements of earnings, revenues or gains) or any other materially inaccurate performance metric criteria.

41  POPULAR, INC. 2012 PROXY STATEMENT

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table outlines, for fiscal year 2011, cash compensation awarded, the aggregate grant date fair value of stock and stock option awards granted, if any, during the fiscal year, accrued pension benefits and other non-cash compensation.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($) (b)	Stock Awards ($) (c )	Non-Equity Incentive Plan Compensation ($)(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(e)	All Other Compensation ($)(f)	Total ($)

Richard L. Carrión	2011	1,316,282	—	419,130	—	527,334	289,565	2,552,311
Chairman, President and CEO	2010	838,260	—	370,800	—	297,631	289,037	1,795,728
	2009	741,600	600	—	—	49,146	285,162	1,076,508
Jorge A. Junquera	2011	619,543	—	289,686	—	382,330	25,093	1,316,652
Senior Executive	2010	579,372	—	267,500	—	212,151	44,129	1,103,152
Vice President and CFO	2009	534,932	600	—	—	17,877	22,717	576,126

Carlos J. Vázquez	2011	610,154	—	258,962	—	165,796	104,589	1,139,501
Executive Vice President	2010	517,923	—	226,800	—	118,557	57,409	920,689
and President, Banco Popular North America	2009	453,692	—	—	—	66,798	19,104	539,594
Ignacio Alvarez	2011	569,462	—	142,789	—	—	7,762	720,013
Executive Vice President and Chief Legal Officer	2010	285,577	184,167	—	228,462	—	3,055	701,261

Eli Sepúlveda	2011	383,204	17,625	161,349	125,000	88,672	23,925	799,775
Executive Vice President
Former Executive Officer:
Amílcar Jordán*	2011	315,294	—	204,744	—	—	1,144,565	1,664,603
Executive Vice President	2010	409,487	—	189,000	—	234,860	23,419	856,766

 *  Mr. Jordán’s employment with the Corporation terminated on September 1, 2011. The compensation shown in this table includes required statutory termination-related payments pursuant to the terms of an agreement dated August 15, 2011.

(a)  Includes salaries before deductions.

(b)  This includes the Corporation’s customary Christmas bonus provided to its Puerto Rico-based employees, equal to 4.17% of base pay, or pursuant to CPP limitations, as applicable. In 2011, Mr. Sepúlveda was the only NEO eligible for the Christmas bonus.

(c)  Restricted stock compliant with CPP restrictions was granted on February 18, 2011, with the fair market value determined based on the closing price of the Corporation’s Common Stock on said date. The shares will vest (i.e., no longer be subject to forfeiture) on the second anniversary of the grant date, and they become payable in 25% increments as the Corporation repays each 25% portion of the aggregate financial assistance received under the CPP, or upon completion of repayment of the CPP funds. The grants are also subject to further performance criteria: the Corporation must achieve profitability for at least one fiscal year for awards to be payable. Restricted stock awards offered by the Corporation’s long-term incentive program were not granted during 2009 as the Corporation did not achieve the threshold performance level for the year.

(d)  In 2011, based on CPP restrictions, the compensation program for all NEOs but Mr. Sepúlveda was limited to base salary and restricted stock. Non-equity compensation includes the short-term cash incentive awarded to Mr. Sepúlveda, the only NEO who was not covered by the CPP-related restrictions. The short-term cash incentive is determined as a percentage of base pay in accordance with the achievement of his performance goals.

(e)  Present values for changes in pension value were determined using year-end Statement of Financial Accounting Standard No. 87 “Employers’ Accounting for Pensions” (“SFAS 87”) assumptions with the following exception: payments are assumed to begin at the earliest possible retirement date at which benefits are unreduced. These vary for NEOs depending on their initial employment date. For all NEOs, with the exception of Mr. Alvarez who is not a participant of the Retirement Plan, the age to receive retirement benefits with no reductions is 55. Also, each NEO is assumed to continue employment until his retirement date. Effective April 30, 2009, the Retirement Plan was frozen for all additional benefit accruals for the eligible participants.

42  POPULAR, INC. 2012 PROXY STATEMENT

(f)  All Other Compensation includes the change in value of retiree medical insurance coverage and the value of all perquisites if their aggregate value exceeds $10,000. The following table identifies the perks received by those NEOs with an aggregate value exceeding $10,000:

Types of Perquisites Received	Richard L. Carrión	Jorge A. Junquera	Carlos J. Vázquez	Ignacio Alvarez	Eli Sepúlveda

Non Work-related Security	x
Company-Owned Vehicle	x	x		x	x
Tickets to Sponsored Events	x	x		x	x
Cash-Based Car Allowance			x
Housing Allowance			x

•	The incremental cost to the Corporation for Mr. Carrión’s personal security was $195,102.

•	The incremental cost to the Corporation for the use of company-owned vehicles by Messrs. Carrión and Junquera was $72,913 and $19,266, respectively.

•	The cost to the Corporation of Mr. Vázquez’s car and housing allowances was $24,000 and $75,000, respectively.

GRANTS OF PLAN-BASED AWARDS

The following table details all equity-based and non-equity plan-based awards granted to each of the NEOs during fiscal year 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/SH)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Richard L. Carrión
Restricted Stock ($)	2/18/11	—	—	—	—	$419,130	—	—	—	—
Jorge A. Junquera
Restricted Stock ($)	2/18/11	—	—	—	—	289,686	—	—	—	—
Carlos J. Vázquez
Restricted Stock ($)	2/18/11	—	—	—	—	258,962	—	—	—	—
Ignacio Alvarez
Restricted Stock ($)	2/18/11	—	—	—	—	142,789	—	—	—	—
Eli Sepúlveda
Restricted Stock ($)	2/18/11	$125,000	$210,000	$357,000		161,349	—	—	—	—

(a)    For Mr. Sepúlveda, the actual amount paid was $125,000.

(b)    As mentioned above, the NEOs were only eligible for restricted stock awards as prescribed by the CPP rules, with the exception of Mr. Sepúlveda. Restricted stock compliant with CPP restrictions was granted on February 18, 2011, with the fair market value determined based on the closing price of the Corporation’s Common Stock on said date.

43  POPULAR, INC. 2012 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information with respect to the value of all unexercised options and restricted stock previously awarded to the NEOs (based on the Corporation’s Common Stock price of $1.39 as of December 31, 2011).

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard L. Carrión (a)	—	—	—	—	—	438,187	$609,080	—	—
Jorge A. Junquera	44,530	—	—	$14.42	2/14/2012	249,511	346,820	—	—
	68,812	—	—	16.75	3/13/2013	—	—	—	—
	68,032	—	—	24.05	1/16/2014	—	—	—	—
Carlos J. Vázquez	37,952	—	—	14.42	2/14/2012	195,292	271,455	—	—
	58,647	—	—	16.75	3/13/2013	—	—	—	—
	57,982	—	—	24.05	1/16/2014	—	—	—	—
	67,182	—	—	27.20	2/16/2015	—	—	—	—
Ignacio Alvarez	—	—	—	—	—	42,370	58,894	—	—
Eli Sepúlveda	4,588	—	—	14.42	2/14/2012	58,869	81,828	—	—
	5,859	—	—	16.75	3/13/2013	—	—	—	—
	7,795	—	—	24.05	1/16/2014	—	—	—	—
	11,757	—	—	27.20	2/16/2015	—	—	—	—

(a) Mr.	Carrión has not received stock option awards.

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2011

The following table includes certain information with respect to the options exercised by the NEOs and the vesting of stock awards during 2011. No stock options were exercised by any of the Corporation’s NEOs during 2011.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Richard L. Carrión	0	—
Jorge A. Junquera	3,177	$9,943
Carlos J. Vázquez	2,807	$9,488
Ignacio Alvarez	0	—
Eli Sepúlveda	555	$1,874
Former Executive Officer:
Amílcar Jordán	1,733	$5,423

(a)   Stock price used for vesting calculation was $3.13 (the Common Stock price on January 20, 2011, vesting date). The stock price used for vesting calculations for Mr. Vázquez and Mr. Sepúlveda was $3.38 (the Corporation’s Common Stock price on February 17, 2011, vesting date).

POST-TERMINATION COMPENSATION

The Corporation offers comprehensive retirement benefits to all eligible employees, including NEOs. These retirement benefits are summarized below.

44  POPULAR, INC. 2012 PROXY STATEMENT

Puerto Rico

Retirement Plan

In December 2011, the Bank implemented a voluntary retirement window in its non-contributory, defined benefit retirement plan (“Retirement Plan”). This cost saving initiative resulted in 369 acceptances, with annual cost savings from this reduction in headcount estimated to be approximately $15 million. The Corporation’s NEOs were not eligible to participate in the window.

The Retirement Plan was frozen in 2009 with regards to all future benefit accruals after April 30, 2009. The Corporation took this action to generate significant cost savings in light of the severe economic downturn and decline in the Corporation’s financial performance. This measure continues in effect and will be reviewed periodically in light of prevailing economic conditions and the Corporation’s financial performance. The Retirement Plan had previously been closed to new hires and was frozen as of December 31, 2005 to employees who were under 30 years of age or were credited with fewer than 10 years of benefit service (approximately 60% of plan participants at the time). The actions mentioned above also applied to the related retirement benefit restoration plans described below.

The Retirement Plan’s benefit formula is based on a percentage of average final compensation and years of service. Normal retirement age under the Retirement Plan is age 65 with five years of service and, in general, benefits are paid for life in the form of a single life annuity plus supplemental death benefits, and are not reduced for Social Security or other payments received by the participants. Pension costs are funded in accordance with minimum funding standards under the Employee Retirement Income Security Act of 1974 (“ERISA”). The Retirement Plan is qualified in accordance with the U.S. Internal Revenue Code, which establishes limits on compensation and benefits.

The Corporation has adopted two Benefit Restoration Plans (“Restoration Plans”), which are not qualified in accordance with the U.S. Internal Revenue Code and are designed to restore benefits that would otherwise have been received by an eligible employee under the Retirement Plan but for the limitations imposed by the U.S. Internal Revenue Code. The Restoration Plans do not offer credit for years of service not actually worked, preferential benefit formulas or accelerated vesting of pension benefits, beyond the provisions of the Retirement Plan. The restoration benefits of employees who are residents of Puerto Rico are funded through an ERISA pension trust that is tax qualified in accordance with the Puerto Rico Internal Revenue Code of 1994. In addition, the Bank contributes to an irrevocable trust to maintain a source of funds for payment of benefit restoration liabilities to all non-Puerto Rico resident participants.

Pension Benefits

The following table sets forth certain information with respect to the value of retirement benefits accrued as of December 31, 2011 under the Corporation’s retirement plans for the NEOs eligible to participate under such plans.

Name*	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)(a)	Payments During Last Fiscal year ($)
Richard L. Carrión	Retirement Plan	32.917	$1,315,229	-
	Restoration Plan		5,730,963	-
Jorge A. Junquera	Retirement Plan	37.833	1,209,534	-
	Restoration Plan		4,780,106	-
Carlos J. Vázquez	Retirement Plan	8.750	295,356	-
	Restoration Plan		781,266	-
Eli Sepúlveda	Retirement Plan	17.583	482,595	-
	Restoration Plan		—	-

* Mr. Alvarez is not a participant of the Retirement Plan or Restoration Plan.

(a)  Present values of pension benefits were determined using year-end SFAS 87 assumptions with the following exception: payments are assumed to begin at the earliest possible retirement date at which benefits are unreduced. These vary for NEOs, depending on their initial employment situation. Each NEO is assumed to continue employment until such retirement date. The Retirement Plan and the related Restoration Plan were frozen for all additional benefit accruals effective April 30, 2009 for eligible participants.

45  POPULAR, INC. 2012 PROXY STATEMENT

Puerto Rico Savings and Investment Plan

The Popular, Inc. Puerto Rico Savings and Investment Plan allows Puerto Rico-based employees of the Corporation and its subsidiaries who have completed 30 days of service to defer, subject to the maximum amount permitted by applicable tax laws, up to 70% of their total annual cash compensation on a pre-tax basis and up to 10% of their total annual cash compensation on an after-tax basis. Prior to April 2009, the Corporation matched 100% of employee pre-tax contributions up to three percent of the participant’s annual cash compensation, plus 50% of the next two percent contributed. The Corporation suspended its matching contributions to the Puerto Rico Savings and Investment Plan as part of the actions taken in 2009 to control costs during the economic crisis. This measure continues in effect and will be reviewed periodically in light of prevailing economic conditions and the Corporation’s financial performance.

Puerto Rico Nonqualified Deferred Compensation Plan

The Popular, Inc. Puerto Rico Nonqualified Deferred Compensation Plan allows certain Puerto Rico-based employees of the Corporation and its subsidiaries to defer receipt of a portion of their compensation in excess of the amounts allowed to be deferred under the Popular, Inc. Puerto Rico Savings and Investment Plan. The Plan is an unfunded plan of deferred compensation for a select group of management or highly compensated employees intended to be exempt from the provisions of Parts 2, 3 and 4 Title I, Subtitle B of ERISA. The Plan is not intended to be a tax qualified retirement plan under Section 1081 of the Puerto Rico Internal Revenue Code.

A participant may defer up to 80% of his or her total annual cash compensation under the plan. Benefits are normally distributed upon termination of employment, death or disability. Messrs. Vázquez, Alvarez and Sepúlveda currently participate in this plan.

The following table shows non-qualified deferred compensation activity and balances attributable to the Corporation’s NEOs:

Name	Executive Contribution in Last FY	Registrant Contribution in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Carlos J. Vázquez	$0	$0	($300)	$0	$19,973
Ignacio Alvarez	$30,854	$0	($64)	$0	$30,789
Eli Sepúlveda	$0	$0	($1,726)	$0	$64,987

United States

Retirement Plan of Banco Popular North America

Effective December 31, 2007, the Corporation terminated its non-contributory, defined benefit retirement plan, which covered substantially all salaried employees of Banco Popular North America hired before June 30, 2004. These actions were also applicable to the related benefit restoration plan. Distributions to plan participants were completed in 2010.

USA Savings and Investment Plan

The Popular, Inc. 401(k) USA Savings and Investment Plan allows all regular U.S.-based employees of the Corporation’s subsidiaries who have completed 30 days of service to defer, subject to the maximum amount permitted by applicable tax laws, up to 70% of their total annual cash compensation on a pre-tax basis. Prior to April 2009, the Corporation matched 100% of employee pre-tax contributions up to four percent of the participant’s annual cash compensation. The Corporation suspended its matching contributions to the Popular, Inc. 401(k) USA Savings and Investment Plan as part of the actions taken in 2009 to control costs during the economic crisis. This measure continues in effect and will be reviewed periodically in light of prevailing economic conditions and the Corporation’s financial performance.

Popular North America, Inc. Deferral Plan

The Popular North America, Inc. (“PNA”) Deferral Plan is an unfunded plan of deferred compensation for a select group of management or highly compensated employees of PNA or its subsidiaries. Under this Plan, a participant may elect to defer up to 80% of his or her annual cash compensation. The Plan is intended to be exempt from the provisions of Parts 2, 3 and 4 Title I, Subtitle B of ERISA and to comply with the requirements of Section 409A of the United States Internal Revenue Code relating to non-qualified deferred compensation. Benefits are normally payable upon termination of employment, death or disability. Enrollment in the plan has not yet commenced.

46  POPULAR, INC. 2012 PROXY STATEMENT

Employment and Change-in-Control Agreements

The Corporation does not have employment agreements or change-in-control agreements with its NEOs. Nevertheless, the Corporation’s 2004 Omnibus Plan provides that in the event of a change of control of the Corporation, all outstanding options and stock appreciation rights become fully exercisable, and restrictions on outstanding restricted stock and restricted unit’s lapse. In addition, under said Plan outstanding long-term performance unit awards and performance share awards are to be paid in full at target within 30 days of the change of control. Participants may opt to receive such payments in cash. The Compensation Committee may, in its discretion, provide for cancellation of each option, stock appreciation right, restricted stock and restricted stock unit in exchange for a cash payment per share based upon the change of control price, which is the highest share price offered in conjunction with any transaction resulting in a change of control (or, if there is no such price, the highest trading price during the 30 days preceding the change of control event). However, no acceleration of vesting or exercisability, cancellation, cash payment or other settlement occurs with respect to any option, stock appreciation rights, restricted stock, restricted unit, long-term performance unit award or performance share award if the Compensation Committee reasonably determines in good faith prior to the change of control that such awards will be honored or assumed or if equitable replacement awards will be made by a successor employer immediately following the change of control and that such awards will vest and payments will be made if a participant is involuntarily terminated without cause.

For purposes of the 2004 Omnibus Plan, “change of control” occurs in general if: (i) any “person” (within the meaning of Section 3(a)(9) of the 1934 Act and excluding the Corporation, its subsidiaries or any employee benefit plan sponsored or maintained by the Corporation or its subsidiaries) acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Corporation as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (ii) the stockholders of the Corporation approve (a) any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation to an entity which is not a wholly-owned subsidiary of the Corporation.

Notwithstanding the foregoing, while the Corporation is a CPP participant, it is subject to certain limitations on the payments and benefits (including accelerated vesting) that may be accorded to NEOs in the event of a change of control.

Payments Made Upon Termination of Employment

Amílcar Jordán

The employment of Mr. Jordán, the Corporation’s former Executive Vice President for the Corporate Risk Management Group, ended effective September 1, 2011. On August 15, 2011 he entered into an agreement with the Corporation, which provided for the payment of the statutory severance payment of $1,034,929.62 based on his 24 years of service as required pursuant to Puerto Rico’s Law 80 of May 30, 1976. A total of 171,325.82 shares of outstanding unvested restricted stock were forfeited by Mr. Jordán upon his termination of employment.

General

Regardless of the circumstances pursuant to which NEOs terminate their employment with the Corporation, they are entitled to receive certain amounts earned during their employment. Such amounts include:

•	Amounts contributed to the Corporation’s Savings and Investment Plan, including the vested portion of the employer-sourced funds.

•	Benefits accumulated under the Retirement Plan, including retiree medical and the Retirement Restoration Plan.

•	Awards under the Senior Executive Long-Term Incentive Plan granted in years 1997-1999 in the form of deferred stock.

•	Any balances in the non-qualified deferred compensation plans.

The following additional payments may be made if the termination is due to retirement:

•	Non-equity compensation awards earned for the time worked.

47  POPULAR, INC. 2012 PROXY STATEMENT

•

All restricted stock and stock options become fully vested at the time of retirement, with the exception of restricted stock issued pursuant to CPP limitations, which do not permit the accelerated vesting of such shares upon retirement. Retirement is defined as termination of employment on or after attaining age 55 and completing 10 years of service except when termination is for cause.

•	For performance shares, based on the Corporation’s results during the performance cycle, a payment will be made at the end of the performance cycle.

If termination is due to resignation:

•

Vested stock options under the 2001 Stock Option Plan can be exercised for a period of six months after termination of employment. However, stock options, restricted stock and performance shares granted under the 2004 Omnibus Incentive Plan are forfeited upon termination of employment.

If termination is without cause:

•

Vested stock options under the 2001 Stock Option Plan can be exercised for a period of six months after termination of employment. Stock options granted under the 2004 Omnibus Incentive Plan may be exercised at any time prior to the expiration of the term of the option or the 90th day following termination of employment, whichever period is shorter.

•

Restricted stock vesting will be pro-rated for the period of active service in the applicable vesting period. Performance shares will be pro-rated for the period of active service in the applicable performance cycle, calculated as if the target number of performance shares had been earned.

Notwithstanding the above, while the Corporation is a participant in the CPP, the NEOs are subject to the standards for compensation established under the Interim Final Rule promulgated pursuant to the EESA, as amended by ARRA, which prohibits certain payments and benefits, such as accelerated vesting on termination of employment without cause, retirement or due to a change in control.

Post-Termination Compensation

The following table details the compensation that each NEO would receive upon termination of employment, assuming termination of employment as of December 31, 2011.

	Non-Equity Cash Incentive ($)(a)		Restricted Stock ($)(b)(1)

Name	Retirement, Death, Disability or Change in Control	Resignation, Termination With Cause or Without Cause	Retirement	Death, Disability or Change in Control	Resignation or Termination With Cause	Termination Without Cause
Richard L. Carrión	—	—	180,696	609,080	—	180,696
Jorge A. Junquera	—	—	43,007	346,820	—	43,007
Carlos J. Vázquez	—	—	8,362	271,455	—	—
Ignacio Alvarez	—	—	—	58,894	—	—
Eli Sepúlveda	—	—	963	81,828	—	—

	Stock Options ($)(c)	Long Term Incentive ($)(d)	Retirement Plan (Pension) and Retirement Restoration Plan(e)	Defined Contribution Plan(f)	Non-qualified Plans(g)

Name	Retirement, Death, Disability, Change in Control, Resignation, Termination With Cause or Without Cause	Retirement, Death, Disability, Change in Control, Resignation, Termination With Cause or Without Cause	Retirement, Death, Disability, Change in Control, Resignation, Termination With Cause or Without Cause	Retirement, Death, Disability, Change in Control, Resignation, Termination With Cause or Without Cause	Retirement, Death, Disability, Change in Control, Resignation, Termination With Cause or Without Cause
Richard L. Carrión	—	73,749	7,046,192	1,154,052	—
Jorge A. Junquera	—	46,232	5,989,640	967,056	—
Carlos J. Vázquez	—	—	1,076,622	455,515	19,973
Ignacio Alvarez	—	—	—	16,233	30,789
Eli Sepúlveda	—	—	482,595	262,557	64,987

48  POPULAR, INC. 2012 PROXY STATEMENT

1    Based on the Common Stock price of $1.39 as of December 31, 2011.

(a)  Non-equity cash award was not paid to NEOs (other than Mr. Sepúlveda) for 2011 performance pursuant to CPP restrictions. The NEOs are only eligible for base salary and restricted stock. The non-equity cash incentive is not guaranteed. Therefore, if resignation, termination without cause or termination with cause takes place before the date the award is paid, the NEO would not be entitled to receive the award.

(b)  All restricted stock would vest immediately upon termination of employment due to death, disability or change in control. All unvested restricted stock would be forfeited upon resignation or termination with cause. In the event of termination without cause, all unvested regular restricted stock will be vested on a pro-rata basis for the period of active service in the applicable vesting period to those NEOs that have 55 years of age and 10 years of service, regular restricted stock will be forfeited for all other NEOs; all CPP-compliant restricted stock will be forfeited. In the event of retirement, all regular restricted stock would vest immediately; all rights in respect to the shares of CPP-compliant restricted stock will terminate.

(c)  All unvested stock options would vest immediately if the NEO’s employment is terminated due to retirement, death, disability or change in control. These figures include the unvested options in-the-money as of December 31, 2011, and the dollar value is the gain the executives would receive if they exercised all these options on December 31, 2011 using the strike price of each option award.

All vested and unvested stock options would be forfeited on the date of termination of employment, if termination is with cause. In the event of termination without cause, all vested stock options may be exercised prior to the expiration of the options or the 90th day following termination of employment, whichever period is shorter. All unvested stock options would be forfeited upon termination of employment without cause.

(d)  The Senior Executive Long-Term Incentive Plan was a performance-based plan with a three-year performance period. Awards were made under the plan in 1997, 1998 and 1999 based on the Corporation’s performance during the respective preceding three-year performance periods. The plan had financial targets such as return on equity and stock appreciation. The plan gave NEOs the choice of receiving the incentive in cash or Common Stock. If they chose Common Stock, the compensation was deferred in the form of Common Stock until termination of employment. These are dollar values using the number of shares awarded at the time, the dividends (in shares) received multiplied by the closing price of Common Stock on December 31, 2011 ($1.39).

(e)  This is the present value of the immediate benefit for those NEOs who already qualify for such benefit. These calculations use the same assumptions as the Pension Benefits table.

(f)  The defined contribution is the balance as of December 31, 2011 for each NEO. It includes the NEO’s contributions.

(g)  For Mr. Vázquez, Mr. Alvarez and Mr. Sepúlveda, payment includes the balance under the Popular, Inc. Non-qualified Deferred Compensation Plan.

* * *

PROPOSALS OF STOCKHOLDERS TO BE PRESENTED AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS

Stockholder requests to have a proposal included in the Corporation’s Proxy Statement should be directed to the attention of the Corporation’s Chief Legal Officer at the address of the Corporation set forth in the Notice of Annual Meeting included in this Proxy Statement. The deadline for submission of a proposal for inclusion in the Corporation’s proxy statement for the 2013 annual meeting of stockholders is November __, 2012. Subject to the immediately preceding sentence, under the Corporation’s Amended and Restated By-Laws, if a stockholder wishes to submit a matter for consideration at the 2013 annual meeting of stockholders (including any stockholder proposal or director nomination), but which will not be included in the proxy statement for such meeting, a stockholder must submit such matter in writing to the Corporate Secretary at the Corporation’s principal executive offices, 209 Muñoz Rivera Ave., San Juan, Puerto Rico, 00918, not more than 180 days nor less than 90 days in advance of the anniversary date of the preceding year’s annual meeting. In the case of a special meeting or in the event that the date of the 2013 annual meeting of stockholders is more than 30 days before the anniversary date, notice by a stockholder must be delivered not earlier than the 15th day following the day on which notice is mailed, or a public announcement is first made by the Corporation of the date of such meeting, whichever occurs first. Stockholders may obtain a copy of the Corporation’s Amended and Restated By-laws by writing to the Corporate Secretary at the address set forth above.

The above Notice of Meeting and Proxy Statement are sent by order of the Board of Directors of Popular, Inc.

49  POPULAR, INC. 2012 PROXY STATEMENT

In San Juan, Puerto Rico, March _, 2012.

Chairman of the Board, President and Chief Executive Officer	Secretary

YOU MAY REQUEST A COPY, FREE OF CHARGE, OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011, AS FILED WITH THE SEC (WITHOUT EXHIBITS), THROUGH OUR WEBSITE, WWW.POPULAR.COM, OR BY CALLING (787) 765-9800 OR WRITING TO COMPTROLLER, POPULAR, INC., P.O. BOX 362708, SAN JUAN, PR 00936-2708.

50  POPULAR, INC. 2012 PROXY STATEMENT

ANNEX A

PROPOSED AMENDMENTS TO ARTICLE FIFTH OF THE RESTATED CERTIFICATE OF INCORPORATION

If the reverse stock split proposal is approved, the Corporation’s Restated Certificate of Incorporation will be amended as follows:

a.	By amending the second paragraph of Article FIFTH as follows:

“The total number of shares of all classes of capital stock that the Corporation shall have authority to issue, upon resolutions approved by the Board of Directors from time to time, is ~~one billion seven hundred thirty~~ two hundred million shares (~~1,730~~200,000,000), of which one ~~billion seven~~ hundred seventy million shares (~~1,700,000,000~~170,000,000) shall be shares of Common Stock of the par value of $0.01, per share (hereinafter called “Common Stock”), and thirty million (30,000,000) shall be shares of Preferred Stock without par value (hereinafter called “Preferred Stock”).”

b.	By adding at the end of Article FIFTH a new paragraph, which shall read in its entirety as follows:

“Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Certificate of Incorporation pursuant to the Puerto Rico General Corporations Law, each 10 shares of the Common Stock (the “Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, $0.01 par value per share (the “New Common Stock”), without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification and combination. Any shareholder who, immediately prior to the Effective Time, owns a number of shares of Old Common Stock which is not evenly divisible by 10 shall, with respect to such fractional interest, be entitled to receive cash in lieu of any fractional share of New Common Stock in an amount equal to the net cash proceeds attributable to the sale of such fractional share following the aggregation and sale by the Corporation’s transfer agent of all fractional shares of New Common Stock otherwise issuable. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which shares of Old Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.”

  POPULAR, INC. 2012 PROXY STATEMENT

C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735-9544	IF YOU WISH TO VOTE BY TELEPHONE, INTERNET OR MAIL, PLEASE READ THE INSTRUCTIONS BELOW.

Popular, Inc. encourages you to take advantage of the convenient ways to vote for matters to be covered at the 2012 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Please mark, sign, date and return this proxy card promptly using the enclosed postage prepaid envelope. No postage is required if mailed in the United States, Puerto Rico or the U.S. Virgin Islands.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

2012 Annual Meeting Proxy Card
The Board of Directors recommends a vote FOR proposals 1-5
(1)	To elect three directors of the Corporation for a three-year term	For	Against	Abstain			For	Against	Abstain
	1a. Alejandro M. Ballester	☐	☐	☐	(2)

Amendment to the Corporation’s Restated Certificate of Incorporation to effect a 1-for-10 reverse stock split, together with a corresponding reduction in the number of authorized shares of common stock

							☐	☐	☐
	1b. Richard L. Carrión	☐	☐	☐	(3)	Advisory vote to approve the Corporation’s executive compensation program	☐	☐	☐
	1c. Carlos A. Unanue To elect one director of the Corporation for a one-year term	☐	☐	☐	(4)	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation for 2012	☐	☐	☐
	1d. David Goel	☐	☐	☐	(5)	To approve the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additonal proxies	☐	☐	☐
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL ITEMS IDENTIFIED ABOVE.						Such other business as may properly come before the Meeting or any adjournment thereof

PLEASE SIGN AS YOUR NAME APPEARS ON THIS FORM. IF SHARES ARE HELD JOINTLY, ALL OWNERS SHOULD SIGN. CORPORATION PROXIES SHOULD BE SIGNED BY AN AUTHORIZED OFFICER. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2012 Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Richard L. Carrión, Jorge A. Junquera and Ignacio Alvarez or any one or more of them as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on the reverse side all the shares of common stock of Popular, Inc. held of record by the undersigned on February 27, 2012, at the Annual Meeting of Stockholders to be held at the Centro Europa Building, 1492 Ponce de León Avenue, Third Floor, San Juan, Puerto Rico, on April 27, 2012, at 9:00 a.m., local time, or at any adjournments thereof. The proxies are further authorized to vote such shares upon any other business that may properly come before the Meeting or any adjournments thereof.